Exhibit 10.7
Execution Copy

LOAN, SECURITY AND SERVICING AGREEMENT

among

MINISTRY PARTNERS FUNDING, LLC,
as Borrower,

FAIRWAY FINANCE COMPANY, LLC,
as Lender,

EVANGELICAL CHRISTIAN CREDIT UNION,
as Servicer,

BMO CAPITAL MARKETS CORP.,
as Agent,

U.S. BANK NATIONAL ASSOCIATION,
As Custodian and Account Bank

and

LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. BANK PORTFOLIO SERVICES),
as Back-Up Servicer
______________________________________________

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  OMITTED TEXT IS INDICATED BY “[request for confidential treatment]”.

i

Exhibits, Schedules and Annexes
EXHIBIT I	DEFINITIONS AND INTERPRETIVE PROVISIONS	I-1

LOAN, SECURITY AND SERVICING AGREEMENT

This LOAN, SECURITY AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 30, 2007 among MINISTRY PARTNERS FUNDING, LLC, a Delaware limited liability company, as borrower (the “Borrower”), EVANGELICAL CHRISTIAN CREDIT UNION, a California state chartered credit union (“ECCU”), as Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Lender”), BMO Capital Markets Corp. (“BMO”), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”), U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, “Custodian”), and as account bank (in such capacity, “Account Bank”), and Lyon Financial Services, Inc., d/b/a U.S. Bank Portfolio Services (“Lyon”) as Back-Up Servicer (in such capacity, “Back-Up Servicer”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement.  References in the Exhibits hereto to “the Agreement” shall be references to this Agreement.

The Borrower desires to borrow funds pursuant to loans that will be secured by, among other things, all of its ownership interests in Mortgage Loans owned by the Borrower, and the Lender desires, from time to time, based on the terms and subject to the conditions set forth in this Agreement, to make loans to the Borrower.

In consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS AND TERMS OF THE LOANS

Section 1.1.          Loan Facility.

On the terms and conditions hereinafter set forth, the Lender hereby agrees to make loans to the Borrower (each, a “Loan”) from time to time during the period from the date hereof through the Facility Termination Date.  Under no circumstances shall the Lender make a Loan to the Borrower if, after giving effect to such Loan, the aggregate outstanding Loan Balance would exceed the lesser of (i) the most recently calculated Borrowing Base and (ii) the Loan Limit.

Section 1.2.          Making Loans.

(a)           Each Loan shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in accordance with Section 7.2 (which notice must be received by the Agent prior to 11:00 a.m., Chicago time) at least one Business Day prior to the requested borrowing date, which notice (each, a “Borrowing Notice”) shall specify (A) the amount requested to be borrowed by the Borrower (such amount, which shall not be less than $250,000, being the “Loan Balance” relating to the Loan then being made) and (B) the date of such Loan (which shall be a Business Day).

(b)           On the date of each Loan pursuant to Section 1.2(a) (each, a “Borrowing Date”), upon satisfaction of the applicable conditions set forth in Exhibit II hereto, the Lender will make available to the Borrower in same day funds, at Members United Corporate Federal Credit Union, ABA number [request for confidential treatment], for final credit to Ministry Partners Funding LLC, Account number [request for confidential treatment](or such other account as the Borrower shall notify to the Lender and the Agent in writing), an amount equal to the Loan Balance relating to the Loan then being made.

(c)           To secure the repayment of the Loans, the payment of all Interest thereon and all of the Borrower’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to the Secured Parties, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent (collectively, the “Obligations”), the Borrower hereby grants, collaterally assigns and pledges to the Agent, for the benefit of the Secured Parties, a security interest in all its right, title and interest (including, without limitation, any undivided or beneficial interest of the Borrower) in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”):

(i)           all Mortgage Loans purchased by the Borrower under the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement (or otherwise transferred to the Borrower pursuant to the terms of the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement), from time to time, the Outstanding Principal Balances related thereto as of the related Cut-Off Date and all Related Security;

(ii)           all payments in respect of interest and principal received, collected or otherwise recovered with respect to each related Mortgage Loan on or after the related Cut-Off Date and all other proceeds received (including proceeds from a Liquidated Mortgage Loan, condemnation proceeds and Insurance Proceeds) with respect to each Mortgage Loan on or after the related Cut-Off Date;

(iii)           all documents required to be included in the related Mortgage Files and other Records, including in each case, without limitation, all monies due or to become due to the Borrower under or in connection therewith;

(iv)           all Improvements and property that secure a Mortgage Loan, including without limitation all property that becomes a REO Property;

(v)            all guaranties, letters of credit, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan, whether pursuant to the documents required to be included in the related Mortgage Files or otherwise;

(vi)           any Insurance Policies that relate to any Mortgage Loan, Mortgagor or Mortgaged Property or Improvements related thereto;

(vii)           the ECCU Mortgage Loan Purchase Agreement, the MPIC Mortgage Loan Purchase Agreement and all other Transaction Documents to which the Borrower is a party (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto);

(viii)           all other rights and payments relating to the Mortgage Loans and other Collateral;

(ix)             the Collection Account, the Custody Account, the Reserve Account, the Master Lockbox Account and all other bank and similar accounts relating to collections on and proceeds of the Mortgage Loans and the Mortgaged Properties (whether now existing or hereafter established), and all cash, instruments, investment property, financial assets or other property that are held or required to be deposited in such accounts, and all investments in and all income from the investment of funds in the Collection Account, the Reserve Account and such other accounts;

(x)             all Hedge Collateral;

(xi)            all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC as in effect in the State of New York) of any of the foregoing, including without limitation interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then-existing Collateral.

Section 1.3.           Payment of Loans; Interest.

(a)           Borrower shall repay in full the unpaid principal amount of the Loan on the Stated Maturity Date.  On each Settlement Date occurring prior to the Facility Termination Date, the Borrower shall repay the Loans to the extent necessary to reduce the Loan Balance to the most recently calculated Borrowing Base.  On each Settlement Date occurring on or after the Facility Termination Date and prior to the Stated Maturity Date, the Borrower shall repay the Loans in the amount available for distribution on such Settlement Date pursuant to clause seventh of Section 1.4(e).

(b)           Each Loan shall accrue Interest from the date such Loan is made until the date such Loan is paid in full, at the then applicable interest rate (as set forth in the definition of “Interest”).  The Borrower shall pay the Interest on the Loans (i) on each Settlement Date as set forth in Sections 1.4(d) and (e), (ii) on the date of any payment or prepayment in whole or in part, of principal outstanding on such Loan and (iii) on the Stated Maturity Date.

(c)           In the event that any Affected Person makes a claim for increased costs pursuant to Section 1.8 or 1.9, the Borrower may prepay the Loans in full upon at least 30 days’ notice to the Agent, which notice shall be given within 90 days of receipt by the Borrower of such claim.  If the Borrower elects to so prepay the Loans, on the Business Day specified in such notice by the Borrower to the Agent, the Borrower shall pay to the Agent, in immediately available funds, an amount equal to the aggregate outstanding principal amount of the Loans, all accrued and unpaid Interest, the Termination Fee, if any, the unpaid portion of the Amortized Cap Premiums (after giving effect to the net proceeds received by the Hedge Counterparty from the good faith sale or other disposition of the related Hedge Transaction, if any) and all other amounts then due under this Agreement, but otherwise without any prepayment premium.  Upon such payment, this Agreement shall terminate, the Lender shall have no further obligation to make Loans hereunder, and the obligations of the Hedge Counterparty under any Hedge Agreements shall terminate.

Section 1.4.           Settlement Procedures.

(a)           Collection of the Mortgage Loans shall be administered by the Servicer in accordance with the terms of this Agreement.  The Borrower shall provide, or cause to be provided, to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Event of Default and current computations of the Borrowing Base.  In addition, the Borrower shall instruct all of the Mortgagors relating to the Mortgage Loans, and all related insurers or other payors with respect thereto, to remit all payments in respect of the Mortgage Loans and other Collateral (i) during the Custodial Period to the Custody Account, with same day wire transfer by the Servicer to the Collection Account and (ii) at all times thereafter, to the Master Lockbox Account, with same day wire transfer or sweep by the Servicer to the Collection Account.

(b)           The Servicer shall, on each Settlement Date, direct the Account Bank in writing to distribute all amounts then in the Collection Account in accordance with Sections 1.4(c), (d) or (e) below.

(c)           No more frequently than one time per week, at Borrower’s written request, on any Business Day occurring prior to the Facility Termination Date that is not a Settlement Date, the Servicer shall direct in writing the Account Bank, to the extent funds are available, to:

first, set aside and hold in the Collection Account an amount equal to all of the Accrued Facility Costs as of such day for transfer at the direction of the Agent;

second, set aside and hold in the Collection Account an amount equal to all Servicer Advances made and not reimbursed to the Servicer;

third, if a Borrowing Base Deficit exists on such day, set aside and hold in the Collection Account an amount, in addition to the amount described in clause first above, equal to such Borrowing Base Deficit;

fourth, if the amount of funds on such day in the Reserve Account is less that the Required Reserve Amount, deposit into the Reserve Account an amount equal to such deficiency; and

fifth, the remaining amounts may, at the option of the Borrower, (i) remain in the Collection Account; (ii) be distributed to the Lender to repay any maturing Loan; or (iii) be distributed to the Borrower, provided that any distribution pursuant to clause (iii) shall only be permitted if no Unmatured Event of Default or Event of Default has occurred and is continuing, or would result therefrom, and all amounts owed to the Indemnified Parties pursuant to clause tenth of Section 1.4(d) on each preceding Settlement Date have been paid in full, and the Servicer has delivered to the Agent a report, in form and substance acceptable to the Agent, which contains calculations and other information sufficient to evidence that no Borrowing Base Deficit exists or would result therefrom.

(d)           On each Settlement Date occurring prior to the Facility Termination Date, the Servicer shall direct the Account Bank in writing to distribute from amounts in the Collection Account and from payments received under the Hedge Agreements the following amounts in the following order of priority:

first, to each Hedge Counterparty, on a pro rata basis, the aggregate net amount then due and payable to such Hedge Counterparty under each applicable Hedge Agreement and any Hedge Breakage Costs incurred by such Hedge Counterparty under the applicable Hedge Agreement (as confirmed by Agent);

second, to the Servicer (which term shall include the replacement Servicer in the event that the Servicer has been replaced in accordance with the terms hereof), in payment of the sum of (i) any accrued and unpaid Servicing Fee, plus (ii) in the event that the Servicer has been replaced in accordance with the terms hereof, the reasonable expenses incurred by the successor Servicer, including but not limited to expenses incurred in connection with transitioning the servicing of the Mortgage Loans, provided that such transition expenses shall not exceed $50,000 in the aggregate;

third, to the Servicer for reimbursement of Servicer Advances made on the related Mortgage Loan;

fourth, to the Back-Up Servicer in payment of any accrued and unpaid Back-Up Servicing Fee and any expenses incurred by the Back-Up Servicer in connection with its duties hereunder;

fifth, to the Custodian in payment of any accrued and unpaid Custodian Fee and to the banks holding any of the Accounts, the fees and expenses then due and payable by the Borrower to such banks with respect to the Accounts (as confirmed by the Custodian or Account Bank, respectively);

sixth, to the Agent, in payment of the sum of (i) the accrued and unpaid Interest on the outstanding Loans, plus (ii) the accrued and unpaid Non-Usage Fee plus (iii) any losses or expenses incurred by the Agent or Lender, as a result of any payment or prepayment of all or a portion of the Loan (each, as confirmed by the Agent);

seventh, to Agent, for the account of Lender, the principal amount that is necessary to be paid in order to reduce any Borrowing Base Deficit to zero.

eighth, to the Reserve Account to the extent necessary to maintain the amount of funds in the Reserve Account at the Required Reserve Amount;

ninth, [Reserved];

tenth, to any Indemnified Party and/or Affected Person, any amounts payable by the Borrower to such Person hereunder; and

eleventh, provided that an Event of Default has not occurred, such amount designated by the Borrower, at the Borrower’s election (i) in accordance with the terms hereof and the other Transaction Documents, to purchase new Mortgage Loans from Sellers, provided that a Borrowing Base Deficit does not exist immediately after purchasing such additional Mortgage Loans, or (ii) to the Lender to repay all or any portion of the Loan Balance;

After the amounts described in clauses first through eleventh, above, have been paid in full, all remaining amounts in the Collection Account shall be paid to the Borrower for its own account or, at the Borrower’s option, shall be held in the Collection Account.

(e)           On each Settlement Date occurring on or after the Facility Termination Date and until the Obligations have been paid in full, the Servicer shall direct the Account Bank in writing to distribute from amounts in the Collection Account and from payments received under the Hedge Agreements the following amounts in the following order of priority:

first, to each Hedge Counterparty, on a pro rata basis, the aggregate net amount then due and payable to such Hedge Counterparty under each applicable Hedge Agreement and any Hedge Breakage Costs incurred by such Hedge Counterparty under the applicable Hedge Agreement (as confirmed by Agent);

second, to the Servicer (which term shall include the replacement Servicer in the event that the Servicer has been replaced in accordance with the terms hereof), in payment of the sum of (i) any accrued and unpaid Servicing Fee, plus (ii) in the event that the Servicer has been replaced in accordance with the terms hereof, the reasonable expenses incurred by the successor Servicer, including but not limited to expenses incurred in connection with transitioning the servicing of the Mortgage Loans, provided that such transition expenses shall not exceed $50,000 in the aggregate;

third, to the Servicer for reimbursement of Servicer Advances made on the related Mortgage Loan;

fourth, to the Back-Up Servicer in payment of any accrued and unpaid Back-Up Servicing Fee and any expenses incurred by the Back-Up Servicer in connection with its duties hereunder;

fifth, to the Custodian in payment of any accrued and unpaid Custodian Fee and to the banks holding any of the Accounts, the fees and expenses then due and payable by the Borrower to such banks with respect to the Accounts (as confirmed by the Account Bank);

sixth, to the Agent, in payment of the sum of (i) the accrued and unpaid Interest on the outstanding Loans, plus (ii) the accrued and unpaid Non-Usage Fee, plus (iii) any losses or expenses incurred by the Agent or the Lender as a result of any payment or prepayment of all or any portion of the Loan (including, without limitations, as a result of clause (e) seventh below (each, as confirmed by the Agent);

seventh, all remaining amounts will be applied to reduce the Loan Balance until the Loan Balance is zero;

eighth, [Reserved]; and

ninth, to any Indemnified Party and/or Affected Person, any amounts payable by the Borrower to such Person hereunder.

After the amounts described in clauses first through ninth, above, have been paid in full, all remaining amounts in the Collection Account shall be paid to the Borrower for its own account or, at the Borrower’s option, shall be held in the Collection Account.

(f)           The Servicer may direct the Account Bank in writing (with a copy to the Agent), to the extent funds are available, to distribute Participation Payouts to those third party lenders/creditors to which such amounts are due and payable, which direction shall be accompanied by a certification from the Servicer to the Account Bank (with a copy to the Agent) that such amounts are solely Participation Payouts.

(g)           The Borrower may, at its option, prepay the Loan in part on any Settlement Date (which prepayment shall include all of the accrued and unpaid interest on the principal being prepaid, any losses or expenses incurred by the Agent or the Lenders as a result of such prepayment and any applicable Termination Fee) and may request that the Agent release certain Mortgage Loans specified by the Borrower, so long as after giving effect to such prepayment and release no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficit exists or would result therefrom.  The Borrower shall pay, or cause to be paid, all unpaid Amortized Cap Premiums and all termination payments with respect to any Hedge Agreements related to any released Mortgage Loans.

(h)           Promptly after the date occurring on or after Facility Termination Date on which the entire Loan Balance, together with all accrued and unpaid Interest thereon, all accrued and unpaid Non-Usage Fees and all indemnified amounts payable to any Indemnified Party, has been paid in full, and all other obligations of the Borrower and the Servicer to the Secured Parties have been paid in full, the Agent shall release all of the Agent’s right, title and interest in and to the Collateral, pursuant to such documents as the Borrower shall reasonably request, all at the Borrower’s expense.

Section 1.5.           Fees.

The Borrower shall pay to the Agent certain fees (“Fees”) in the amounts and on the dates set forth in that certain Fee Agreement dated the date hereof (as amended, supplemented or otherwise modified from time to time, the “Fee Agreement”) among the Borrower, the initial Servicer, the Lender and the Agent delivered pursuant to Section 1 of Exhibit II.

Section 1.6.           Payments and Computations, Etc.

(a)           Other than with respect to sweeps or wires from the Custody Account and Master Lockbox Account, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited no later than 1:00 p.m. (Chicago time) on the day when due in same day funds to the Collection Account.  All amounts paid or deposited (as contemplated by the immediately preceding sentence), on any day after 1:00 p.m. (Chicago time) will be deemed to have been paid or deposited on the immediately succeeding Business Day.  Any amounts swept from the Custody Account or Master Lockbox Account (or wired from such accounts before the Federal Reserve cutoff) shall be deemed to have been paid or deposited on the day that such amounts are actually received in the Collection Account.

(b)           The Borrower shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Borrower or the initial Servicer when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)           All computations of interest under subsection (b) above and all computations of Interest, Non-Usage Fee, other fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (other than Interest that is calculated on the basis of the Base Rate, which shall be computed on that basis of a year of 365 or 366 days, as the case may be).  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest on such payment or deposit.

Section 1.7.           Tax Indemnification.

The Borrower hereby agrees to pay, and to indemnify each Affected Party from and against, any taxes that may at any time be asserted in respect of this transaction or the subject matter hereof (including, without limitation, any sales, gross receipts, personal property, privilege or license taxes, but not including any federal or other income or franchise taxes imposed upon any Affected Party, any changes in the rate of the tax on or based upon its net income or profits arising out of the transactions contemplated hereby or any withholding taxes arising on account of the Affected Party either not being a U.S. Person as defined in Internal Revenue Code Section 7701(a)(30) or being subject to Internal Revenue Code Section 3406 (all such excluded taxes, the “Excluded Taxes”)), whether arising by reason of the acts to be performed by the Borrower, the Servicer hereunder or imposed against the Borrower or the Servicer or any Affected Party, the property involved or otherwise.  If any tax, fee or similar charge is imposed on or with respect to any payment for the account of any Affected Party provided for in this Agreement by any state or political subdivision thereof (other than Excluded Taxes of any Affected Party), the Borrower will pay on written demand by such Affected Party (with a copy to the Agent) an amount necessary to make such Affected Party whole, taking into account any tax consequences to such Affected Party of the payment of such tax and the receipt of the indemnity provided for by this Section 1.7, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by such Affected Party in the jurisdiction in which its principal executive office is located.

Section 1.8.           Increased Costs.

(a)           If the Agent, the Lender, any Liquidity Bank or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make Loans or otherwise to maintain the Loans related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon written demand by such Affected Person (with a copy to the Agent), the Borrower shall within 15 days of demand pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient and reasonably calculated to compensate such Affected Person in light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.  A certificate from such Affected Person to the Borrower certifying in reasonably specific detail the basis for calculation of and amount of such increased costs shall be conclusive and binding for all purposes absent manifest error.

(b)           If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.9) in or in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make Loans, or maintaining the Loans in respect of which Interest is computed by reference to the Eurodollar Rate, then, upon written demand by such Affected Person (with a copy to the Agent), the Borrower shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs.  A certificate from such Affected Person to the Borrower certifying in reasonably specific detail the basis for calculation of and amount of such increased costs shall be conclusive and binding for all purposes absent manifest error.

(c)           Each Affected Person will notify Borrower and the Agent in writing promptly after it has received official notice of any event occurring after the date hereof which will entitle such Affected Person to such additional amounts as compensation pursuant to this Section 1.8.  Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event.

(d)           For avoidance of doubt, any increase in cost caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board’s Interpretation 46 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) shall be covered by this Section 1.8.

Section 1.9.           Requirements of Law.

(a)           In the event that any Affected Person reasonably determines that the existence of or compliance with (1) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date of this Agreement or (2) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

(i)           does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Loan Balance, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Interest or any other amounts payable hereunder (excluding taxes imposed on the overall net income or gross receipts of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

(ii)           does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

(iii)           does or shall impose on such Affected Person any other condition; and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to make or maintain the Loans or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, within 15 days written demand by such Affected Person (with a copy to the Agent) the Borrower shall pay such Affected Person any additional amounts sufficient and reasonably calculated to compensate such Affected Person for such additional cost or reduced amount receivable; provided that such amount shall be reduced by the net amount of any off setting tax benefit which such Affected Person receives as a result of such additional cost.  All such amounts shall be payable as incurred.  A certificate from such Affected Person to the Borrower certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

(b)           Each Affected Person will notify the Borrower and the Agent in writing promptly after it has received official notice of any event occurring after the date hereof which will entitle such Affected Person to such additional amounts as compensation pursuant to this Section 1.9.  Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event.

Section 1.10.           Other Costs and Expenses.

Borrower agrees to pay on the first Settlement Date that is at least ten (10) days after written demand therefor:

(a)           all reasonable and actual costs and expenses incurred by Lender, each Liquidity Provider, each Program Support Provider, Agent, Back-Up Servicer, Custodian, Account Bank and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, the other Transaction Documents, the Liquidity Agreement and, to the extent directly related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons actually incurred in connection therewith, (ii) the perfection of Agent’s security interest in the Collateral, (iii) the maintenance of the Collection Account and the Reserve Account, (iv) the audit of the books, records and procedures of ECCU, MPIC, Servicer and Borrower by Agent’s auditors (which may be employees of Agent), and (v) Rating Agency fees; and

(b)           all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 1.11.          Inability to Determine Eurodollar Rate.

If the Agent shall have determined prior to the first day of any Settlement Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, (c) the Eurodollar Rate determined pursuant hereto does not adequately and fairly reflect the cost to the Lender (as conclusively determined by the Agent) of maintaining any Loan during such Settlement Period, or (d) it shall become unlawful for the Lender or any Purchaser to obtain funds in the interbank Eurodollar market (each, an “Eurodollar Unavailability Condition”), the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower prior to the first day of such Settlement Period.  Upon delivery of such notice (a) no Loan shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Agent shall have given notice to the Borrower that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Loans then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Settlement Periods relating to such Loans (or earlier, if required by law).

Section 1.12.           Characterization of Transactions Contemplated by this Agreement.

The parties to this Agreement intend that the transactions contemplated by this Agreement constitute a debt financing for tax and accounting purposes and agree not to take any position inconsistent with such intended treatment on any federal or other tax return.

Section 1.13.          Take Out Refinancing.

Beginning 18 months following the Closing Date and not less than every 12 months thereafter, the Borrower shall enter or have entered into a term securitization (each such term securitization, a “Take Out Refinancing”), whole loan sale or other refinancing in an amount equal to or greater than [request for confidential treatment] for the purpose of financing certain of the Mortgage Loans and taking them out of this loan facility.  The Agent shall have the right of first refusal, but shall have no obligation, to act as exclusive placement agent in connection with the offering of asset-backed securities that are issued in connection with each Take Out Refinancing.  In connection with the consummation of any Take Out Refinancing, the Borrower may obtain the release of any Mortgage Loans subject to any such Take Out Refinancing by depositing into the Collection Account the related purchase price therefor; provided, that the foregoing release shall only be available if, after giving effect thereto and the application of the proceeds thereof in accordance with the terms hereof, there shall not be a Borrowing Base Deficit or Early Amortization Event.

Section 1.14.          Interest Rate Hedging Agreements.

(a)           On or prior to each Borrowing Date on which additional Mortgage Loans are added to the Mortgage Loan Pool and on each date that any Hedge Transaction expires, the Borrower shall enter into a Hedge Transaction meeting the following requirements:

(i)           such Hedge Transaction shall be entered into with a Hedge Counterparty and be governed by a Hedge Agreement;

(ii)           such Hedge Transaction shall have a schedule of monthly payment periods coinciding with each Settlement Period, the first of which commences on the date such Mortgage Loans are added to the Mortgage Loan Pool and the last of which ends on the Settlement Period that occurs no later than 18 months from the date on which such Mortgage Loans are added to the Mortgage Loan Pool;

(iii)           after giving effect thereto, the Hedged Excess Spread Rate for the Mortgage Loans included in such Hedge Transaction is not less than 1.00%;

(iv)           such Hedge Transaction shall have an amortizing notional amount such that the Hedge Notional Amount in effect during any such monthly payment period shall be equal to the aggregate outstanding Loan Balance related to the Mortgage Loans being added to the Mortgage Loan Pool or being renewed as of such date scheduled to be outstanding as of the commencement of each such monthly payment period (assuming that the Hedge Schedule was calculated in accordance with the modeling assumptions used in the Hedge Spreadsheet);

(v)           such Hedge Transaction shall provide for monthly payments to be made by the Hedge Counterparty to the Collection Account, for the benefit of the Lender, by reference to LIBOR as in effect on the first day of each monthly payment period;

(vi)           after giving effect thereto, the Hedge Deficit shall be less than or equal to 10.00% and the Hedge Surplus shall be less than or equal to 10.00%; and

(vii)           such Hedge Transaction shall be approved by the Agent, which approval shall not be unreasonably withheld or delayed.

Notwithstanding the foregoing, on the date Mortgage Loans are added to the Mortgage Loan Pool, one or more such Hedge Transactions may be combined into a single Hedge Transaction, in the aggregate, that satisfies the requirements set forth in this Section 1.14.  In the event a Mortgage Loan is added to the Mortgage Loan Pool to cure a Hedge Surplus, no new Hedge Transaction shall be required; however, the Borrower shall notify the Agent in writing as to the related Hedge Transaction that such Mortgage Loan will be included.

(b)           In connection with each Hedge Transaction, the Borrower shall:

(i)           use the Hedge Spreadsheet to produce the related Hedge Schedule

(ii)           at least two (2) Business Days prior to the related Borrowing Date, provide the Hedge Counterparty and the Agent with the “Hedge Request” which shall include the related Hedge Schedule and a request for pricing on such Hedge Transaction and shall be substantially in the form attached as Annex J;  and

(iii)           provide the Agent with the calculation of the Hedged Excess Spread Rate for such Hedge Transaction and the Borrowing Notice with the schedule of Mortgage Loans being added to the Mortgage Loan Pool on such Borrowing Date in Microsoft Excel format such that the Agent can verify the calculation of the Hedged Excess Spread Rate.

(c)           In connection with each Hedge Transaction, the Borrower shall deposit into the Reserve Account on or before the date of such Hedge Transaction an amount, if any, equal to the premium (the “LIBOR Cap Premium”) to purchase a LIBOR Cap that satisfies the following requirements:

(i)           The Hedge Rate for such LIBOR Cap shall be a rate such that the Hedged Excess Spread Rate for such LIBOR Cap shall not be less than 0.50%;

(ii)           Such LIBOR Cap shall have a schedule of monthly payment periods coinciding with each Settlement Period, the first of which commences on the Settlement Period that the related Hedge Transaction ends and the last of which ends on the Settlement Period in which the related Loan Balance is repaid in full according to the related Hedge Schedule;

The Hedge Counterparty shall provide the Borrower with the Hedge Rate for the related Hedge Transaction and the amount of the LIBOR Cap Premium for the related LIBOR Cap within one Business Day of receipt of the Hedge Request.

No later than seven (7) Business Days prior to each Settlement Date, the Borrower shall request the Hedge Counterparty to provide to it the LIBOR Cap Premium for all outstanding LIBOR Caps based on the respective Hedge Rates and the future respective notional schedules then in effect.  The aggregate amount of such LIBOR Cap Premiums as of any date of determination is referred to as the “Aggregate LIBOR Cap Premiums.”  The Borrower shall be required to deposit funds into the Reserve Account in an amount equal to any excess of (i) the Aggregate LIBOR Cap Premiums over (ii) the amount then on deposit in the Reserve Account.  If the Borrower fails to deposit such funds prior to the related Settlement Date, it agrees to furnish written notice to MPIC advising that its failure to make such deposit constitutes an Event of Default.  Any amounts on deposit in the Reserve Account in excess of the Aggregate LIBOR Cap Premiums will be released to the Borrower on the related Settlement Date.  At any time after and during the continuance of an Event of Default, the Lender will have the right to use the amounts on deposit in the Reserve Account to purchase one or more LIBOR Caps in its sole discretion.

(d)           As additional security hereunder, the Borrower hereby grants, collaterally assigns and pledges to the Agent, for the benefit of the Secured Parties, all right, title and interest of Borrower in each Hedge Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with the respective Hedge Agreement and Hedge Transaction(s) with that Hedge Counterparty (the “Hedge Collateral”).  The Borrower hereby acknowledges that, as a result of such assignment and pledge, the Borrower may not, without the prior written consent of the Lender (or the Agent on behalf of the Lender), exercise any rights (including any termination right) under any Hedge Agreement or Hedge Transaction that could reasonably be expected to adversely effect the right of the Lender to receive any payment hereunder or under the Hedge Agreement.  Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedge Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Lender or the Agent for the performance by the Borrower of any such obligations.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.          Representations and Warranties of Borrower.

The Borrower represents and warrants to the Lender and the Agent on and as of the initial Borrowing Date and each subsequent Borrowing Date that:

(a)           Organization and Power.  Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization.  Borrower has all requisite power and all governmental licenses, authorizations, consents and approvals required to carry on its business, including its business relating to the acquisition and financing of interests in Mortgage Loans in each jurisdiction in which its business is now conducted, except where the failure to have any of the foregoing does not, and is not reasonably expected to, have a Material Adverse Effect.

(b)           Due Qualification.  Borrower is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to do so does not, and is not reasonably expected to, have a Material Adverse Effect.

(c)           Authorization and Non-Contravention.  The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which it is a party are within its powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Official Body or official (except as contemplated by paragraph (e) of Section 1 of Exhibit II), and do not contravene or violate, or constitute a default under, (i) any provision of applicable law, (ii) any rule or regulation applicable to the Borrower, (iii) the operating or limited liability company agreement, or any other organization document, of the Borrower (iv) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, or (v) result in the creation or imposition of any lien on assets of the Borrower (except in favor of the Agent as contemplated by this Agreement).

(d)          Binding Effect.  This Agreement and the other Transaction Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(e)           Accuracy of Information.  As of each Borrowing Date, the list of Mortgage Loans on the schedule attached to the related Borrowing Report and all other information heretofore furnished in writing by the Borrower to the Lender or the Agent for purposes of or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished in writing by the Borrower to the Lender or the Agent will be, true and accurate in every material respect, as of the date specified therein.

(f)           Actions, Suits.  There are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or its properties, in or before any court, arbitrator or other body, which (i) are reasonably likely to have a Material Adverse Effect or (ii) assert the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party or seek to prevent the consummation of the transactions contemplated hereby or thereby.

(g)           Place of Business.  The chief place of business, the offices where the Borrower keeps all the Records, and the Chief Executive Office of the Borrower are located at the address described on Schedule I, or such other locations notified to the Agent in accordance with this Agreement in jurisdictions where all action required by this Agreement has been taken and completed during the time periods required therein.  Within the last five years, the Borrower has not merged or consolidated with any other Person or been the subject of any bankruptcy proceeding.

(h)           Good Title.  Borrower is the legal and beneficial owner of the Mortgage Loans and other Collateral, free and clear of any Adverse Claim.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s ownership interest in each Mortgage Loan and the other Collateral.

(i)           Perfection.  This Agreement is effective to create, and shall transfer to the Agent, for the benefit of the Secured Parties, a valid security interest in the Mortgage Loans, the Mortgage Files and the Collections, which interest, upon the filing of financing statements naming the Borrower, as debtor, and the Agent, as secured party, with the Secretary of State of Delaware, is perfected and of first priority.  On or prior to the applicable Borrowing Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Agent’s interest (for the benefit of the Secured Parties) in and to the Collateral and in and to the Mortgage Loans, the Mortgage Files and the Collections against all creditors of and transferees from the Borrower will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.  No effective financing statement or other instrument similar in effect covering any Mortgage Loan or the Related Security related thereto or the Mortgage Files or Collections with respect thereto, or any other Collateral, is on file in any recording office, except those filed pursuant to this Agreement, the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement.

(j)           Eligible Mortgage Loans.  Each Mortgage Loan included in the Borrowing Base on such Borrowing Date is an Eligible Mortgage Loan.

(k)           Names.  The Borrower has not used any trade names or assumed names other than its name set forth on the signature pages of this Agreement.

(l)           Use of Proceeds.  No proceeds of the Loans will be used for a purpose which violates, or would be inconsistent with Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(m)           No Event of Default.  No Event of Default or Unmatured Event of Default has occurred and is continuing on the applicable Borrowing Date.

(n)           Collections; Etc.  For so long as ECCU remains Servicer, all payments made by (or on behalf of) Obligors that are made by check are sent directly to the Servicer and deposited into the Collection Account within two (2) Business Days’ of receipt thereof and all payments made by (or on behalf of) Obligors that are made by ACH Credit, credit card, debit card or other type of electronic transfer are deposited directly to (i) during the Custodial Period, the Custody Account, with same day wire transfer by the Servicer to the Collection Account and (ii) at all times thereafter, to the Master Lockbox Account, with same day wire transfer to the Collection Account.  The Borrower has not entered into any agreement with any Person other than the Agent which grants to such Person an interest in, or rights to the Custody Account, the Master Lockbox Account, the Reserve Account or the Collection Account; provided, however, that an interest in the Master Lockbox Account may be granted to a Person other than the Agent so long as an Intercreditor Agreement is executed and delivered to the Agent by such other Person.  The Borrower has not entered into any agreement with any Person other than the Agent which grants to such Person an interest in, or rights to, the Collection Account or the Reserve Account and Agent has control of the Collection Account and the Reserve Account.

(o)           Investment Company.  The Borrower is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940.

(p)           Financial Condition.  The Borrower is Solvent and is not the subject of an Event of Bankruptcy and the borrowing of the Loans and the granting of a security interest in the Collateral on such day is not being made in contemplation of the occurrence thereof.

(q)           Tax Returns.  The Borrower has timely filed all federal, state, local and other tax returns required by law to have been filed by it, and has timely paid all taxes and governmental charges owed by it, except for those contested in good faith by appropriate actions and with respect to which adequate reserves have been set aside in accordance with GAAP.

(r)           Investors in Borrower.  The sole owner of membership interests in the Borrower as of the date of this Agreement is MPIC.

Section 2.2.          Representations and Warranties of Servicer.

ECCU, as Servicer, represents and warrants to the Lender and the Agent on and as of the initial Borrowing and as of each subsequent Borrowing Date, that:

(a)           Company Existence and Power.  The Servicer is duly organized, validly existing and in good standing under the laws of the State of California.  The Servicer has all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to have any of the foregoing does not, and is not reasonably expected to, have a Material Adverse Effect.

(b)           Due Qualification.  The Servicer is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to do so does not, and is not reasonably expected to, have a Material Adverse Effect.

(c)           Corporate and Governmental Authorization; Non-Contravention.  The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which it is a party are within the Servicer’s company powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Official Body or official, and do not contravene or violate, or constitute a default under, (i) any provision of applicable law, (ii) any rule or regulation applicable to the Servicer, (iii) the organizational documents, of the Servicer, (iv) any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer, except where such contravention, violation or default does not, and is not reasonably expected to, have a Material Adverse Effect or (v) result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries (except as contemplated by the Transaction Documents).

(d)           Binding Effect.  This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(e)           Accuracy of Information.  All information heretofore furnished in writing by the Servicer to the Lender or the Agent for purposes of or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished in writing by the Servicer to the Lender or the Agent will be, true and accurate in every material respect, as of the date specified therein.

(f)           Actions, Suits.  There are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or its Subsidiaries or their respective properties, in or before any court, arbitrator or other body, which (i) are reasonably likely to have a Material Adverse Effect or (ii) assert the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party or seek to prevent the consummation of the transactions contemplated hereby or thereby.

(g)           Credit and Collection Policy.  The Servicer has complied in all material respects with the Credit and Collection Policy in regard to each Mortgage Loan and the Related Security.  The Servicer has not extended or modified in any respect the terms of any Mortgage Loan or the Related Security except in accordance with the Credit and Collection Policy.

(h)           No Servicer Termination Event.  No Servicer Termination Event has occurred and is continuing on the applicable Borrowing Date.

(i)           ERISA.  With respect to the initial Servicer and its ERISA Affiliates, there is:  (i) no material accumulated funding deficiency (within the meaning of ERISA and the Internal Revenue Code) with respect to any Plan under Title IV of ERISA; (ii) no termination of any Plan or trust which could result in any material liability to the PBGC; (iii) no “reportable event” (as that term is defined in ERISA, but excluding events as to which the provision of 30-day notice has been waived by the PBGC under Section 4043(a) of ERISA) which could reasonably be expected to constitute grounds for termination of any Plan or trust by the PBGC; and (iv) no non-exempt “prohibited transaction” (as that term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) which could reasonably be expected to result in any material liability to the Servicer, but in the case of a Multiemployer Plan or a Plan subject to Section 4063 of ERISA only in the event that the existence thereof in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(j)           Accounts.  The Servicer has not entered into any agreement with any Person granting to such Person an interest in, or rights to, the Custody Account, other than this Agreement for the benefit of the Agent.  With respect to the Master Lockbox Account at all times on and after the creation thereof, the Servicer has not granted any interest in the Master Lockbox Account to any Person, other than as set forth in the Intercreditor Agreement, as applicable, and Agent has control of its respective portion, as set forth in the Account Control Agreement and the Intercreditor Agreement, if applicable, of the Master Lockbox Account and the Collections and Collateral held therein.

(k)           Mortgage File Complete.  The Servicer has delivered to the Custodian a Mortgage File pertaining to each Mortgage Loan and such Mortgage File contains, without limitation, each of the items described in the definition of “Mortgage File” and, with respect to each document contained therein, each form has been correctly prepared in all material respects.

(l)           Tax Returns.  The Servicer has timely filed all federal, state, local and other tax returns required by law to have been filed by it, and has timely paid all taxes and governmental charges owed by it, except for those contested in good faith by appropriate actions and with respect to which adequate reserves have been set aside in accordance with GAAP.

(m)           Eligible Mortgage Loans.  Each Mortgage Loan included in the Borrowing Base on such Borrowing Date is an Eligible Mortgage Loan.

Section 2.3.            Perfection Representations.  The Borrower and initial Servicer hereby make to the other parties hereto, the Perfection Representations.

Section 2.4.            Representations and Warranties Regarding the Mortgage Loans.

(a)           The Borrower hereby makes to the parties hereto the representations and warranties set forth on Annex G hereto.

(b)           It is understood and agreed that the representations and warranties set forth in Article III of the ECCU Mortgage Loan Purchase Agreement and the MPIC Mortgage Loan Purchase Agreement, respectively, shall survive the conveyance of the Mortgage Loans to ECCU and the Borrower, respectively, the grant of a security interest in the Mortgage Loans to the Agent and the delivery of the documents required to be included in the respective Mortgage Files.

(c)           Upon discovery by the Borrower, any Seller, the Servicer, the Custodian, the Lender or the Agent of a breach of any of the representations and warranties set forth in Section 2.4(a) hereof, without regard to any limitation set forth therein concerning the knowledge of the Borrower as to the facts stated therein, the party discovering such breach shall give prompt written notice to the other parties.  Within the time frame set forth in the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable, the Borrower shall cause the applicable Seller to either (i) cure such breach, (ii) purchase such Mortgage Loan from the Borrower at the Repurchase Amount in accordance with the terms of the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable or (iii) substitute such Mortgage Loan with a Qualifying Substitute Mortgage Loan in accordance with the terms of the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable.

ARTICLE III

COVENANTS

Section 3.1.           Covenants of the Borrower.

At all times from the date hereof to the date on which this Agreement terminates in accordance with its terms, unless the Lender and the Agent shall otherwise consent in writing:

(a)           Reporting.  The Borrower will maintain a system of accounting established and administered in accordance with GAAP and furnish to the Agent (with sufficient copies to be distributed to the Lender):

(i)           Compliance Certificate.  Together with the annual report required to be delivered pursuant to Section 3.3(j) and Section 3.1(i), the Borrower will deliver a compliance certificate in substantially the form of Annex A hereto signed by the chief accounting officer, chief financial officer or treasurer of the Borrower, stating that no Event of Default, Unmatured Event of Default or Servicer Termination Event exists, or if any Event of Default, Unmatured Event of Default or Servicer Termination Event exists, stating the nature and status thereof.

(ii)           Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event.  As soon as practicable, and in any event within five (5) days after a responsible officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Unmatured Event of Default or Servicer Termination Event, a statement of the chief financial officer or chief accounting officer of the Borrower, setting forth the details of such Event of Default, Unmatured Event of Default or Servicer Termination Event, and the action which the Borrower or the Servicer proposes to take with respect thereto.

(iii)           Other Information.  Such other information (including non-financial information, but as to tax returns and other tax filings, only those tax returns and other tax filings on behalf of the Ministry Parties or any of them) as the Agent or the Lender may from time to time reasonably request.

(b)           Conduct of Business.  The Borrower will do all things necessary to remain duly organized, validly existing and in good standing in its respective jurisdiction of formation.  The Borrower will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority except, in each case, where the failure to do so does not, and is not reasonably expected to, have a Material Adverse Effect.

(c)           Compliance with Laws.  The Borrower will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject or which are applicable to the Collateral, except where the failure to so comply does not, and is not reasonably expected to, have a Material Adverse Effect.

(d)           Furnishing of Information.  The Borrower will furnish to the Agent, as soon as reasonably practicable after receiving a request therefor, such information with respect to the Collateral as the Agent or the Lender may reasonably request, including, without limitation, listings identifying the Outstanding Principal Balance for each Mortgage Loan.

(e)           Fulfillment of Obligations.  The Borrower will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed by it under or in connection with this Agreement, the other Transaction Documents to which it is a party and the Mortgage Loans, will duly observe and perform all material provisions, covenants and other promises, if any, required to be observed by it under the Related Security related to the Mortgage Loans, will do nothing to materially impair the interest of the Agent (for the benefit of the Secured Parties) in and to the Collateral and will pay when due (or contest in good faith) any taxes, including, without limitation any sales tax, excise tax or other similar tax or charge, payable by it in connection with the Mortgage Loans and their creation and satisfaction.

(f)           Enforcement.  The Borrower shall take all commercially reasonably actions necessary and appropriate to enforce its rights and claims under the ECCU Mortgage Loan Purchase Agreement and the MPIC Mortgage Loan Purchase Agreement.

(g)           No Other Business.  The Borrower shall engage in no business other than the business contemplated under its LLC Agreement.

(h)           Separate Existence.  The Borrower shall do (or refrain from doing) all things necessary to maintain its legal existence separate and apart from MPIC, Servicer and all other Affiliates of the Borrower.  Without limiting the generality of the foregoing, the Borrower shall:

(i)           observe all company procedures required by its LLC Agreement;

(ii)           maintain adequate capitalization to engage in the transactions and activities contemplated in its LLC Agreement and the other Transaction Documents;

(iii)           provide for the payment of its operating expenses and liabilities from its own funds;

(iv)           maintain an arm’s length relationship with its Affiliates, and shall not (A) lend money to, or borrow money from, any of its Affiliates or any unaffiliated third party (other than the Lender) or (B) transact any business, or enter into any transaction with any of its Affiliates, except, in each case, pursuant to binding and enforceable written agreements the terms of which, on the whole, are arm’s-length and commercially reasonable, it being understood that as of the date of this Agreement, the Borrower has entered into the transactions with its Affiliates as set forth on Schedule 3.1(h), which transactions the Borrower and such Affiliates believe to be on arm’s-length and commercially reasonable terms, and the other parties hereto agree that such transactions shall be deemed to be on arm’s-length and commercially reasonable terms;

(v)           not (A) perform any of its Affiliates’ duties or obligations, (B) commingle assets with those of any affiliated or unaffiliated third party, (C) guarantee or become obligated for the debts of any other affiliated or unaffiliated third party or hold out its credit as being available to satisfy the obligations of others, (D) operate or purport to operate as a single integrated entity with respect to its Affiliates or any affiliated or unaffiliated third party, (E) endeavor to obtain credit or incur any obligation to any affiliated or unaffiliated third party based upon the assets or creditworthiness of the other, (F) acquire obligations or securities of any of its partners, members or shareholders, (G) pledge its assets for the benefit of any entity (except pursuant to this Agreement) or (H) fail to correct any known misunderstanding or misrepresentation with respect to any of the foregoing;

(vi)           maintain bank accounts and books of account separate from those of its Affiliates;

(vii)           to the extent it shares its office with any of its Affiliates, maintain separate records storage space and files in the building they share, and maintain and use separate business forms;

(viii)          ensure that at least one manager of the Borrower shall be an Independent Manager; the managers of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower or, to the fullest extent provided by applicable law, the dissolution of the Borrower unless a unanimous vote of all of the Borrower’s managers (which vote shall include the affirmative vote of the Independent Manager) shall approve the taking of such action in writing prior to the taking of such action;

(ix)           take such actions as are necessary to ensure that the Independent Manager shall not at any time serve as a trustee in bankruptcy for the Borrower or any Affiliate thereof;

(x)           take such actions as are necessary to ensure that any financial statements of MPIC, the initial Servicer or any Affiliate thereof which are consolidated to include the Borrower will contain detailed notes clearly stating that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate limited liability company with its own separate creditors that will be entitled to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Borrower’s equity holders; and the accounting records and the published financial statements of MPIC and the Servicer will clearly show that, for accounting purposes, the interests in the Mortgage Loans, have been sold, conveyed or contributed to the Borrower; and

(xi)           to the fullest extent permitted by applicable law, take no action to dissolve itself, including applying (or consenting to the application) for judicial dissolution.

(xii)           The Borrower shall (as to itself) maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the opinion letters delivered to Agent in connection herewith.

(xiii)           Arm’s Length Relationships.  The Borrower shall maintain an arm’s length relationship with its Affiliates, including, without limitation, MPIC and ECCU, and shall not (i) lend money to, or borrow money from, any of its Affiliates or any unaffiliated third party or (ii) transact any business, or enter into any transaction with any of its Affiliates, except, in each case, pursuant to binding and enforceable written agreements the terms of which, on the whole, are arm’s-length and commercially reasonable, it being understood that as of the date of this Agreement, Borrower has entered into the transactions with its Affiliates as set forth on Schedule 3.1(h), which transactions Borrower, ECCU and such Affiliates believe to be on arm’s-length and commercially reasonable terms, and the other parties hereto agree that such transactions shall be deemed to be on arm’s-length and commercially reasonable terms;

(i)           Financial Statements.  Within 180 days after the close of each fiscal year of each of Borrower and MPIC, Borrower shall deliver to the Agent the consolidated financial statements of each of Borrower and MPIC, audited by Hutchinson and Bloodgood (or another firm of independent certified public accountants acceptable to the Agent), together with a report that such firm has audited such financial statements in accordance with GAAP, that such firm is independent of the audited entities within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants (“AICPA”), and expressing such firm’s unqualified opinion thereon, which audited financial statements contain consolidating income statements and balance sheets showing the Borrower and MPIC separately.  Within 45 days after the end of each fiscal quarter of each fiscal year (including the last such fiscal quarter), Borrower shall deliver to the Agent (i) the balance sheets and related statements of operations, stockholders’ equity and cash flows of each of Borrower and MPIC (on a consolidated basis), which contain consolidating income statements and balance sheet showing MPIC and Borrower separately as of the end or and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer or chief accounting officer of the respective entity as presenting fairly in all material respects the financial condition and results of operations of such Persons in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a compliance certificate, in substantially the form of Annex A, showing the calculation of the financial covenants set forth herein, executed by the chief financial officer or chief accounting officer of Borrower.

(j)           Actions, Suits.  Promptly following receipt of notice thereof, Borrower shall notify the Agent of any actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting the Borrower or its properties, in or before any court, arbitrator or other body, which (i) are reasonably likely to have a Material Adverse Effect or (ii) assert the invalidity of this Agreement or any other Transaction Document or seek to prevent the consummation of the transactions contemplated hereby or thereby.

Section 3.2.            Negative Covenants of the Borrower.

At all times from the date hereof to the date on which this Agreement terminates in accordance with its terms, unless the Agent and the Lender shall otherwise consent in writing:

(a)           Name Change, Offices, Records and Books of Accounts.  Borrower shall not change its name, identity or organizational structure or location (within the meaning of Section 9-307 of the Relevant UCC or other section of similar content of the Relevant UCC) nor relocate its Chief Executive Office, its jurisdiction of formation or any office where Records are kept unless, within thirty (30) days following such change or relocation, it shall have: (i) given the Agent written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

(b)           Transfers, Liens, Etc.  Except for the Adverse Claims of the Agent created by this Agreement and except for other transfers permitted under this Agreement, the Borrower shall not transfer, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (including, without limitation, the filing of any financing statement) upon or with respect to the Collateral (or any portion thereof), or, except with respect to the Master Lockbox, only if such claim relates to amounts deposited therein not constituting Mortgage Loans, Related Security, Collections thereon or other Collateral and if subject to an Intercreditor Agreement, upon or with respect to any account to which any Collections of any Mortgage Loan are sent, or assign any right to receive income in respect thereto.  The Borrower shall not permit to exist, and shall promptly discharge, any lien or other encumbrance on the Collection Account, the Reserve Account, the Custody Account or the Master Lockbox Account other than those in favor of Agent for the benefit of the Secured Parties and, with respect to the Master Lockbox Account, liens or encumbrances on amounts deposited therein constituting Mortgage Loans, Related Security, Collections thereon or other Collateral and not subject to an Intercreditor Agreement.

(c)           Membership Interests.  The sole owner of equity interests in the Borrower as of the date of this Agreement is MPIC.  The Borrower shall not create any Subsidiary.  The Borrower shall not pay or make any distributions to any member if, at the time or as a result of such payment or the making of such distribution, an Event of Default or an Unmatured Event of Default shall have occurred and be continuing under this Agreement.  The Borrower shall not make any changes, or permit any changes to be made, to its redemption policy with respect to its membership interests without the prior written consent of the Agent.

(d)           Amendments to LLC Agreement.  The Borrower shall not amend, alter, change or repeal (and shall not permit the amendment, alteration, change or repeal of) any of Sections 5(c), 7, 8, 9, 15, 19, 20-25, 28, 29 and 30 or Schedule A of its LLC Agreement without the prior written consent of the Agent.

(e)           Change to Mortgage Loan Purchase Agreements.  Borrower shall not permit to become effective any amendment, supplement, waiver or other modification to the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement without the prior written consent of the Agent and the Lender.

(f)           ERISA Matters.  The Borrower will not establish any Plan, Multiemployer Plan or Benefit Plan.

(g)           Indebtedness.  Except pursuant to the Transaction Documents and the transactions contemplated therein, the Borrower shall not incur any indebtedness or any other liability.

(h)           Operations.  The Borrower shall not engage in any business other than the transactions contemplated by the Transaction Documents.

(i)           Consolidations, Mergers and Sales of Assets.  The Borrower shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(j)           ERISA.  Borrower shall not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the Department of Labor and which is reasonably likely to have a Material Adverse Effect; (ii) permit to exist any material accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or material funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments which are material in amount to any Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan under circumstances where the payment of the amount needed to terminate such Benefit Plan is reasonably likely to have a Material Adverse Effect; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which is reasonably likely to have a Material Adverse Effect.

(k)           Foreclosure.  The Borrower shall not foreclose (nor shall it permit the Servicer to foreclose) on any Mortgage Loan, unless it has received a Phase I environmental audit with respect to the applicable Mortgaged Property and either (i) such audit provides that, as of the date of such audit, no Hazardous Materials are located on such Mortgaged Property, no violation of Environmental Laws exists with respect to such Mortgaged Property and no Phase II environmental audit is recommended with respect to such Mortgaged Property or (ii) otherwise, (1) the Borrower shall have adequately remediated such environmental issues (2) Agent shall have consented to such foreclosure in its sole discretion or (3) Agent shall have received a Phase II environmental audit confirming that there are no Hazardous Materials located on such Mortgaged Property and no violation of Environmental Laws exists with respect to such Mortgaged Property.

(l)           Accounts.  Borrower shall not maintain any bank accounts other than the Reserve Account and the Collection Account.  Borrower shall not change or cause to be changed or close the Collection Account or the Reserve Account without prior written consent of the Agent.

Section 3.3.          Covenants of the Servicer.

At all times from the date hereof to the date on which this Agreement terminates in accordance with its terms, unless the Agent and the Lender shall otherwise consent in writing:

(a)           Notice of Event of Defaults, Unmatured Event of Defaults or Servicer Termination Events.  As soon as practicable, and in any event within five (5) days after either the Servicer obtains knowledge of the occurrence of each Event of Default, Unmatured Event of Default or Servicer Termination Event, the Servicer will furnish to the Agent a statement of an executive officer of the Servicer (or an officer responsible for the duties of the Servicer hereunder with respect to any successor Servicer) setting forth the details of such Event of Default, Unmatured Event of Default or Servicer Termination Event, and the action which the Servicer and/or the Borrower proposes to take with respect thereto.

(b)           Conduct of Business.  The Servicer will do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of formation.  The Servicer will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority except, in each case, where the failure to do so does not, and is not reasonably expected to, have a Material Adverse Effect.

(c)           Compliance with Laws.  The Servicer will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject or which are applicable to the Collateral, except where the failure to so comply does not, and is not reasonably expected to, have a Material Adverse Effect.

(d)           Furnishing of Information.  The Servicer will furnish to the Agent, as soon as practicable after receiving a request therefor, such information with respect to the Mortgage Loans as the Agent or the Lender may reasonably request, including, without limitation, listings identifying the Outstanding Principal Balance for each Mortgage Loan.

(e)           Fulfillment of Obligations.  The Servicer will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed by it under or in connection with this Agreement, the other Transaction Documents to which it is a party and the Mortgage Loans, will duly observe and perform all material provisions, covenants and other promises required to be observed by it, if any, under the Related Security related to the Mortgage Loans, will do nothing to impair the interest of the Agent (for the benefit of the Secured Parties) in and to the Collateral (except in accordance with the Credit and Collection Policy) and will pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, owed by it in connection with the Mortgage Loans and their creation and satisfaction.

(f)           Customer List.  The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under contracts related to Mortgage Loans, including the name, address, telephone number and account number of each such Obligor.  The Servicer shall deliver or cause to be delivered a copy of such list to the Agent as soon as practicable following the Agent’s request, except to the extent that applicable law prohibits the disclosure by the Servicer of such information.

(g)           Compliance with Credit and Collection Policy.  The Servicer shall comply in all material respects with the Credit and Collection Policy in regard to each Mortgage Loan and shall not modify such Credit and Collection Policy in a manner that would materially and adversely impair the collectibility of the Mortgage Loans without the prior written consent of the Agent, which consent the Agent may give or withhold in its sole discretion.  Any modification to the Credit and Collection Policy allowed hereunder shall be promptly delivered to Agent.

(h)           Insurance.  The Servicer shall keep insured by financially sound and reputable insurers all of its own property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

(i)           Modification of Systems.  The Servicer agrees, as soon as practicable after the replacement or any material modification of any operating systems used to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Agent and Back-Up Servicer.

(j)           Certified Public Accountant’s Report; Financial Statements.  Within 180 days after the close of each fiscal year of the initial Servicer, the initial Servicer shall deliver to the Agent the consolidated financial statements of the initial Servicer, audited by Moss Adams LLP (or another firm of independent certified public accountants acceptable to the Agent), together with a report that such firm has audited such financial statements in accordance with GAAP, that such firm is independent of the audited entities within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants (“AICPA”), and expressing such firm’s unqualified opinion thereon, which audited financial statements contain consolidating income statements and balance sheets.  Together with the annual financial statements required to be delivered by the initial Servicer pursuant to this Section 3.3(j), the initial Servicer will deliver a compliance certificate substantially in the form of Annex A hereto signed by the chief accounting officer, chief financial officer or treasurer of the initial Servicer stating that no Event of Default, Unmatured Event of Default or Servicer Termination Event exists, or if any Event of Default, Unmatured Event of Default or Servicer Termination Event exists, stating the nature and status thereof.  Within 45 days after the end of each fiscal quarter of each fiscal year (including the last such fiscal quarter), the initial Servicer shall deliver to the Agent (i) the balance sheets and related statements of operations, stockholders’ equity and cash flows of initial Servicer (on a consolidated basis), setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer or chief accounting officer of the initial Servicer as presenting fairly in all material respects the financial condition and results of operations of the initial Servicer in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a compliance certificate showing the calculation of the financial covenants set forth in the definition of Servicer Termination Event, executed by the chief financial officer or chief accounting officer of the initial Servicer.

(k)           Actions, Suits.  Promptly following receipt of notice thereof, the Servicer shall notify the Agent of any actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or its respective Subsidiaries or its respective properties, in or before any court, arbitrator or other body, which (i) are reasonably likely to have a Material Adverse Effect or (ii) assert the invalidity of this Agreement or any other Transaction Document or seek to prevent the consummation of the transactions contemplated hereby or thereby.

(l)           Payments.  The Servicer shall cause all payments made by (or on behalf of) Obligors that are made by check to be sent to the Servicer, and the Servicer shall deposit such payments in the Collection Account within two (2) Business Days of the date such payment is received.  The Servicer shall cause all payments made by (or on behalf of) Obligors that are made by ACH Credit, credit card, debit card or other electronic transfer to be deposited (i) during the Custodial Period, directly in the Custody Account, with same day wire transfer into the Collection Account and (ii) at all times thereafter, to the Master Lockbox Account, with same day wire transfer into the Collection Account.  The Servicer shall not allow or cause any amounts to be deposited in the Custody Account or the Collection Account unrelated to the Mortgage Loans sold to Borrower pursuant to the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement (other than Participation Payouts).

(m)           Maintenance of Security Interests.  The Servicer shall, in accordance with its customary standards, policies and procedures, take such steps as are necessary to maintain perfection and priority of the security interest created hereby for the benefit of the Agent;

(n)           Servicer Reports.  On or before 10:00 a.m., New York City time, on each Determination Date, the Servicer shall deliver to the Agent and Back-Up Servicer a Servicer Report setting forth the calculations and information required therein as of such Determination Date and such other information as reasonably required by the Agent.  The Servicer shall deliver to the Agent and Back-Up Servicer a Borrowing Report with respect to each Borrowing Date.  Together with the delivery of each Servicer Report, the Servicer will deliver to the Back-Up Servicer an electronic tape containing the information described on Annex E hereto.

(o)           Agreed Upon Procedures.  With respect to the initial Servicer, on or before October 31, 2008 and annually thereafter on or before October 31st of each year, a report from a firm of independent certified public accountants stating that such accountants have performed the Agreed Upon Procedures and reporting the results thereof.

(p)           Foreclosure.  The Servicer shall not foreclose on any Mortgage Loan, unless it has received a Phase I environmental audit with respect to the applicable Mortgaged Property and either (i) such audit provides that, as of the date of such audit, no Hazardous Materials are located on such Mortgaged Property, no violation of Environmental Laws exists with respect to such Mortgaged Property and no Phase II environmental audit is recommended with respect to such Mortgaged Property or (ii) otherwise, (1) Lender shall have received a Phase II environmental audit confirming that there are no Hazardous Materials located on such Mortgaged Property and no violation of Environmental Laws exists with respect to such Mortgaged Property, or (2) the Lender shall have consented to such foreclosure, in its sole discretion.

(q)           Master Lockbox Account.  Prior to the end of the Custodial Period, the Servicer shall establish the Master Lockbox Account and enter into the Account Control Agreement relating thereto.

Section 3.4.           Negative Covenants of the Servicer.

At all times from the date hereof until the date on which this Agreement terminates in accordance with its terms, unless the Agent and the Lender shall otherwise consent in writing:

(a)           Name Change, Offices, Records and Books of Accounts.  The Servicer shall not change its name, identity, corporate structure or location nor relocate its Chief Executive Office, its jurisdiction of incorporation or any office where Records are kept unless, within thirty (30) days following such change or relocation, it shall have: (i) given the Agent written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents reasonably requested by the Agent in connection with such change or relocation.  The initial Servicer shall at all times maintain its Chief Executive Office and its jurisdiction of incorporation within a jurisdiction in the United States and in which Article 9 of the Relevant UCC is in effect and in the event it moves its Chief Executive Office or its jurisdiction of incorporation to a location which may charge taxes, fees, costs, expenses or other charges to perfect the interest of the Agent (for the benefit of the Secured Parties) in the Collateral, it shall pay all taxes, fees, costs, expenses and other charges associated with perfecting the interest of the Agent (for the benefit of the Secured Parties) in the Collateral and any other costs and expenses incurred in order to maintain the enforceability of this Agreement and the interest of the Agent in the Collateral.

(b)           Transfers, Liens, Etc.  Except for the Adverse Claims of the Borrower created by the Transaction Documents and except for other transfers permitted under this Agreement and the other Transaction Documents, the initial Servicer shall not transfer, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (including, without limitation, the filing of any financing statement) upon or with respect to the Collateral (or any portion thereof), or upon or with respect to any account to which any Collections of any Mortgage Loan are sent, or assign any right to receive income in respect thereto, and any subsequent Servicer shall not transfer, assign (by operation of law or otherwise) or otherwise dispose of, or to its knowledge create or suffer to exist any Adverse Claim (including, without limitation, the filing of any financing statement) upon or with respect to the Collateral (or any portion thereof), or upon or with respect to any account to which any Collections of any Mortgage Loan are sent, or assign any right to receive income in respect thereto.

(c)           Change in Business or Credit and Collection Policy.  The Servicer shall not make any change in the character of its business or in the Credit and Collection Policy that would be reasonably likely to result in a Material Adverse Effect.

(d)           Consolidations, Mergers and Sales of Assets.  The initial Servicer shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the initial Servicer may (I) merge with another Person if (A)(i) the initial Servicer is the Person surviving such merger or the Person with whom the initial Servicer is merged into or consolidated with is an Affiliate of the initial Servicer and the surviving corporation assumes in writing all duties and liabilities of the Servicer hereunder and under the other Transaction Documents, and (ii) the long-term unsecured debt ratings of the surviving Person shall be at least equal to those of the initial Servicer immediately prior to such merger or consolidation and (B) immediately after and giving effect to such merger, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and (II) sell, lease or otherwise transfer all or substantially all of its assets to an Affiliate of the initial Servicer if (A) such Affiliate assumes in writing all duties and liabilities of the Servicer hereunder and under the other Transaction Documents, and (B) immediately after giving effect to such sale, lease or other transfer, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(e)           ERISA.  The initial Servicer shall not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the Department of Labor and which is reasonably likely to have a Material Adverse Effect; (ii) permit to exist any material accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or material funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments which are material in amount to any Multiemployer Plan that the Servicer or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan under circumstances where the payment of the amount needed to terminate such Benefit Plan is reasonably likely to have a Material Adverse Effect; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which is reasonably likely to have a Material Adverse Effect.

(f)           Modifications to Mortgage Loans.  The Servicer shall not allow any modifications to be made to an Eligible Mortgage Loan except for Standard Loan Modifications and Limited Loan Modifications.

(g)           Accounts.  Once the Master Lockbox Account is established by the Servicer, the Servicer shall not change or cause to be changed or close the Master Lockbox Account without the prior written consent of the Agent.  No amounts or Collections deposited in the Master Lockbox Account shall be pledged to any Person (other than the Agent for the benefit of Secured Parties) unless such pledge does not include the Mortgage Loans, Related Security or any proceeds thereof and such Person executes and delivers to the Agent the Intercreditor Agreement.

ARTICLE IV

EVENTS OF DEFAULT

Section 4.1.            Event of Defaults; Remedies.

(a)           If any Event of Default shall occur, the Agent may, by notice to the Borrower (with a copy to Servicer), declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred and the Loan Balance shall immediately become due and payable); provided that, automatically (without any requirement for the passage of time or the giving of notice) upon the occurrence of any event described in subsection (e) of the definition of Event of Default or in subsection (d) of the definition of Seller Event of Default, the Facility Termination Date shall occur and the Loan Balance shall immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.

Following the occurrence and during the continuance of an Event of Default, the Agent may exercise its rights and remedies under the Collection Account Agreement, the Reserve Account Agreement and the Account Control Agreement relating to the Reserve Account, the Collection Account or the Master Lockbox Account, as the case may be, and as otherwise contemplated herein.

(b)           In addition to all rights and remedies under this Agreement or otherwise, the Lender and the Agent shall have all other rights and remedies provided under the Relevant UCC and under other applicable laws, which rights shall be cumulative.  Without limiting the generality of the foregoing, on and after the occurrence of an Event of Default, the Agent (on behalf of the Secured Parties) may without being required to give any notice (except as herein provided or as may be required by mandatory provisions of law), sell the Collateral or any part thereof in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory.  The Borrower will execute and deliver such documents and take such other action as the Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(c)           In furtherance of the rights, powers and remedies of the Agent during the continuance of an Event of Default, the Borrower hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, or otherwise, for the sole use and benefit of the Agent (for the further benefit of the Secured Parties), but at the Borrower’s expense, to the extent permitted by law and subject to the last sentence of the immediately preceding subsection, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:

(i)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)           to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

(iv)           to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Borrower at least ten (10) days’ prior written notice of the time and place of any public sale or the time after which any private sale or other intended disposition of any of the Borrower is to be made.  The Borrower agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-611 (or other section of similar content) of the Relevant UCC.

(d)           Notwithstanding anything to the contrary contained in this Agreement, if at any time the rights, powers and privileges of the Agent following the occurrence of an Event of Default conflict (or are inconsistent) with the rights and obligations of the initial Servicer, the rights, powers and privileges of the Agent shall supersede the rights and obligations of the initial Servicer to the extent of such conflict (or inconsistency), with the express intent of maximizing the rights, powers and privileges of the Agent following the occurrence of an Event of Default.

(e)           The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Borrower within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

(f)           Notwithstanding anything herein to the contrary, if an Event of Default occurs (other than the occurrence of any event described in subsection (e) of the definitions of Event of Default or in subsection (d) of the definition of Seller Event of Default), the Agent hereby agrees that the Agent shall notify ECCU in writing of its desire to foreclose on any of the Collateral and further agrees that ECCU shall have five (5) Business Days (during which time the Agent shall not take any action toward foreclosure of any Collateral) to deliver to Agent a written notice (a “Purchase Notice”) that it shall purchase such Collateral, setting forth the terms of such purchase with a proposed purchase price equal to or exceeding the greater of (i) the fair market value of such Collateral, and (ii) the Obligations.  The Agent further agrees that in the event that ECCU delivers such Purchase Notice, the Agent will not take any action toward foreclosure for a period of five (5) Business Days after Agent’s receipt of such Purchase Notice.  In the event that ECCU is not prepared to or does not purchase the Collateral within five (5) Business Days of Agent’s receipt of a Purchase Notice at a price that is equal to or exceeds the then existing Obligations, then Agent may continue with foreclosing on the Collateral and ECCU shall no longer have any right to purchase the Collateral pursuant to such Purchase Notice.  The immediately preceding sentence shall in no way prohibit ECCU from purchasing the Collateral at a public sale.

ARTICLE V

INDEMNIFICATION

Section 5.1.            Indemnities by the Borrower.

Borrower agrees to indemnify Agent, the Lender, each Liquidity Provider, each Program Support Provider, the Custodian, the Servicer, the Account Bank or the Back-Up Servicer or any of their respective Affiliates, employees, agents, successors, transferees, officers, directors, representatives or  permitted assigns (the “Indemnified Parties”), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called the “Indemnified Amounts”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party growing out of, resulting from or in any other way associated with any of the Collateral, the Transaction Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise).  Among other things, the foregoing indemnification covers all liabilities and costs incurred by any Indemnified Party related to any breach of a Transaction Document by Borrower, MPIC or ECCU.

The foregoing indemnification shall apply whether or not such indemnified amounts are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part by any negligent act or omission of any kind by any Indemnified Party, provided only that no Indemnified Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which (i) is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment or (ii) results from a breach in bad faith of such Indemnified Party’s obligations under any Transaction Document.  If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Indemnified Party, the indemnification provided for in this section shall nonetheless be paid as set forth herein, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  As used in this section the term “Indemnified Party” shall refer not only to each Person designated as such herein but also to each director, officer, agent, trustee, attorney, employee, representative and Affiliate of or for such Person.

The indemnity payments due from Borrower pursuant to this Section 5.1 shall only be payable to the extent that there are sufficient funds to make such payment in accordance with the priorities set forth in Section 1.4.  Any amount which the Borrower does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of the Borrower for any such insufficiency unless and until the Borrower has sufficient funds to pay such claims in accordance with Section 1.4.

Section 5.2.            Indemnities by the Servicer.

Without limiting any other rights that the Agent, the Lender or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party not the Servicer, from and against any and all Damages awarded against or incurred by any of them arising out of or as a result of: (a) the failure of any information contained in a Servicer Report to be true and correct, or the failure of any other information provided to the Lender or the Agent by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the servicing or collecting of any Mortgage Loan, the Related Security or the related documents, instruments and agreements in the related Mortgage File with respect to the Servicer’s servicing or collecting of the Mortgage Loans, (d) any dispute, claim, offset or defense of any Obligor related to the collection activities of the Servicer with respect to any Mortgage Loan, which activities are in violation any law, rule or regulation or the related Mortgage or Mortgage Note, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of any Transaction Document; provided, however the Servicer shall not be liable so long as it is acting consistently with the Credit and Collection Policy and in a commercially reasonable manner and provided further that the Servicer shall not indemnify any Indemnified Party to the extent such acts or omissions were attributable to the fraud, gross negligence, breach of fiduciary duty, willful misconduct or material breach of this Agreement or any other Transaction Document on the part of any Indemnified Party.  Any indemnification pursuant to this Section 5.2 shall be payable only from the assets of the Servicer and shall be payable within ten (10) days after demand.

Notwithstanding anything herein to the contrary, the indemnification obligations of Lyon or any other successor Servicer, upon becoming the successor Servicer hereunder, are expressly limited to those instances of gross negligence or willful misconduct of such successor Servicer.  Under no circumstances will any successor Servicer be liable for indirect, special, consequential or incidental damages.

ARTICLE VI
ADMINISTRATION AND COLLECTIONS

Section 6.1.           Appointment of the Servicer.

(a)           The servicing, administration and collection of the Mortgage Loans shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 6.1.  ECCU is hereby designated as the Servicer until the Agent gives notice to ECCU (in accordance with this Section) upon the occurrence and during the continuance of a Servicer Termination Event of the designation of a new Servicer.  Upon the occurrence and during the continuance of a Servicer Termination Event, the Agent may designate as Servicer any Person (including the Back-Up Servicer or itself) to succeed ECCU or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)           Upon the designation of a successor Servicer as set forth in clause (a), ECCU agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent or the successor Servicer reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and ECCU shall cooperate with and assist such new Servicer.  Servicer, within ten (10) Business Days after receiving a notice pursuant to Section 6.1(a), shall, at Servicer’s sole expense, (x) deliver to the Agent (or its designated agent) or a successor Servicer, as the case may be, (i) a schedule of the Mortgage Loans indicating as to each such Mortgage Loan information as to the related Mortgagor and any other Obligor, the Outstanding Principal Balance of each Mortgage Loan as of such date and the location of the Mortgage Note, Mortgage and Records with respect to such Mortgage Loan, together with such other information as the Agent or a successor Servicer may reasonably request, and (ii) all Mortgage Notes and Mortgages evidencing payment obligations with respect to, or otherwise related to, any Mortgage Loans that are in its possession, if any, duly endorsed, and all evidence of such Mortgage Loans and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories) in Servicer’s possession or under its control, and (y) permit the Agent (or its designated agent) access to Servicer’s files and other Records with respect to the Mortgage Loans, the other Collateral and the collection and servicing thereof in order to effect an orderly transfer, in each case as the Agent may reasonably deem necessary to enable it to protect and enforce its rights (on behalf of the Secured Parties) in and to the Collateral.  If at any time ECCU shall be terminated as Servicer hereunder, ECCU will cause to be deposited into the Collection Account forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Agent (or its designated agent) or the successor Servicer) on account of the Mortgage Loans that are received by ECCU.

(c)           Each of the Borrower and ECCU agrees that in the event ECCU shall be terminated as Servicer hereunder, Borrower or ECCU will reimburse Lyon, the Agent and the Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ and accountants’ and other third parties’ fees and expenses, expenses incurred by Lyon, the Agent or the Lender, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Borrower, MPIC and ECCU) incurred by Lyon or the Agent, in connection with and following the transfer of functions following the termination of ECCU as Servicer.

(d)           At any time, and from time to time following the termination of ECCU as Servicer or the occurrence and during the continuation of an Event of Default, ECCU shall permit, upon reasonable notice during regular business hours such Persons as the Agent may designate to open and inspect all mail received by ECCU at any of its offices reasonably expected to contain Collections or other information related to the Mortgage Loans, and to remove therefrom any and all Collections or other correspondence from Obligors or ECCU in respect of Mortgage Loans.  The Agent shall be entitled to notify the Mortgagors and all other Obligors of Mortgage Loans to make payments directly to the Agent (or its designee) of amounts due thereunder at any time and from time to time following (i) the occurrence and during the continuation of an Event of Default or (ii) the termination of ECCU as Servicer.

(e)           ECCU acknowledges that, in making its decision to execute and deliver this Agreement, the Agent and the Lender have relied on ECCU’s agreement to act as Servicer hereunder.  Accordingly, ECCU agrees that it will not voluntarily resign as Servicer, unless required by law as set forth in an opinion of counsel delivered to the Agent.  No such resignation shall become effective until the Agent or a successor Servicer shall (i) have taken the actions required by Section 6.1 to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the delivery of the files relating to the Mortgage Loans, and the related accounts and records maintained by the Servicer, and (ii) have assumed the responsibilities and obligations of ECCU hereunder in writing in accordance with Section 6.1(a).

(f)           The Servicer may delegate its duties and obligations hereunder to any other Person (each a “Designated Sub-Servicer”); provided, that, in each such delegation:  (i) such Designated Sub-Servicer’s duties and obligations will not be inconsistent with the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Agent and the Lender shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Designated Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Designated Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Affiliate of Servicer, the Agent shall have consented in writing in advance to such delegation, which consent shall not be unreasonably withheld.

(g)           Servicer agrees that it:  (i) does not hold, and will not hold, by virtue of its appointment as Servicer, any Lien on the Collateral and (ii) irrevocably waives its right to offset any and all amounts due to it or for its account from any party thereto, or from any Affiliate thereof, against the Mortgage Loans and any other Related Security.

(h)           Upon designation or appointment of any successor Servicer, such successor Servicer is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Mortgage Loans without any audit or other examination.  Notwithstanding anything contained in this Agreement to the contrary, no successor Servicer is responsible for the accounting, records (including computer records) and work of any prior Servicer relating to the Collateral (collectively, the “Predecessor Servicer Work Product”).  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to a successor Servicer making or continuing any Errors (collectively, “Continued Errors”), such successor Servicer shall have no liability for such Continued Errors; provided, however, that such successor Servicer shall use its best efforts to prevent Continued Errors.  In the event that any successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.  Each successor Servicer shall be entitled to recover its costs thereby expended pursuant to Section 1.4 hereof.

Section 6.2.           Duties of the Servicer.

(a)           The Servicer shall conduct the servicing administration and collection of the Mortgage Loans and shall take, or cause to be taken, all such action as may be necessary or advisable to service administer and collect, on behalf of Borrower and as the Borrower's agent, each Mortgage Loan from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, with no less degree of skill, care, standards and diligence that it applies to other Mortgage Loans owned or serviced by it and in accordance with the Credit and Collection Policy (the “Servicing Standard”).  The Servicer shall distribute, for the benefit of the Borrower and the Lender, the amount of the Collections to which each is entitled in accordance with Article I.  The Servicer shall, to the full extent permitted by law, have the power and authority, on behalf of the Borrower and the Lender, to make Limited Loan Modifications and Standard Loan Modifications in respect of any Mortgage Loan as the Servicer may deem advisable; (i) provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of any Mortgage Loan, except with the prior written consent of the Lender in accordance with the Credit and Collection Policy and; (ii) and provided, further, however, that the Servicer may not under any circumstances reduce or cancel the Outstanding Balance of a Mortgage Loan as a result of any forgiveness or adjustment by the Servicer (whether or not granted or made in accordance with the Credit and Collection Policy) or as a result of any cash discount by the Servicer (whether or not granted or made in accordance with the Credit and Collection Policy).  The Servicer shall deliver the Mortgage Files relating to each Mortgage Loan to the Custodian in accordance with the terms of the Custodial Agreement and the other Transaction Documents.  The Servicer shall keep any Records and other documents, instruments or agreements not required to be delivered to the Custodian or otherwise allowed to be in its possession in accordance with the terms of the Transaction Documents in a fire-resistant file room and will place an appropriate code or notation in its Records to indicate that the Agent (for the benefit of the Secured Parties) has a first priority security interest in each and every Mortgage Loan.

(b)           The duties of the Servicer (the “Servicing Duties”), as the Borrower’s agent, shall include, without limitation, in a manner consistent with the Servicing Standard:

(i)           preparing and submitting of claims to, and post-billing liaison with, Obligors on Mortgage Loans;

(ii)           maintaining all necessary servicing records with respect to the Mortgage Loans and providing such reports to the Borrower, the Agent and each Lender in respect of the servicing of the Mortgage Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Agent and each Lender may reasonably request;

(iii)           maintaining and implementing administrative and operating procedures and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Mortgage Loans, each in accordance with Section 6.9; provided that any successor Servicer shall only be required to re-create the servicing records and related Mortgage Files of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such successor Servicer;

(iv)           promptly delivering to the Borrower, the Agent, the Lender, and the Back-Up Servicer, from time to time, such information, Mortgage Files and other servicing records (including information relating to its performance under this Agreement) as the Borrower, the Agent, the Lender and the Back-Up Servicer may from time to time reasonably request;

(v)           identifying each Mortgage Loan clearly and unambiguously in its files and records to reflect that such Mortgage Loan is owned by the Borrower and pledged to the Lender;

(vi)           complying in all material respects with the Credit and Collection Policy in regard to each Mortgage Loan;

(vii)           complying in all material respects with all applicable laws with respect to it, its business and properties and all Mortgage Loans and Collections with respect thereto;

(viii)                      preserving and maintaining its existence, rights, licenses, franchises and privileges as a corporation in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Mortgage Loans on behalf of the Borrower, the Agent and the Lender) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, the Agent and the Lender in the Mortgage Loans, (B) the collectibility of any Mortgage Loan, or (C) the ability of the Servicer to perform its obligations hereunder;

(ix)           notifying the Borrower, the Agent and the Lender of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that (1) is or is threatened to be asserted by an Obligor with respect to any Mortgage Loan; or (2) would reasonably be expected to have a Material Adverse Effect; and

(x)           taking all steps directly or indirectly related to servicing mortgage loans similar to the Mortgage Loans including, but not limited to, collections, protection of the Mortgaged Property, liquidations, foreclosures, modifications (subject to the limitations set forth herein) and partial and full releases.

(c)           The Borrower and Servicer hereby acknowledge that none of the Agent or the Lender shall have any obligation or liability with respect to any Mortgage Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

Section 6.3.            Servicer Advances.

The Servicer may, but shall not be required to, withdraw funds from its own account from time to time in an amount necessary to ensure that all scheduled payments of interest then due and payable on the Mortgage Loans are fully paid thereon (but only to the extent that, in the good faith judgment of the Servicer, such amount would be ultimately recoverable from Collections on the Mortgage Loan for which such advance was made or is proposed to be made).  Additionally, with respect to those Mortgage Loans that pay interest less frequently than once per month, the Servicer may, but shall not be required to, withdraw funds from its own account from time to time in an amount equal to the amount of accrued interest as of the related Settlement Date on such Mortgage Loans (but only to the extent that, in the good faith judgment of the Servicer, such amount would be ultimately recoverable from Collections on the Mortgage Loan for which such advance was made or is proposed to be made).  All Servicer Advances shall be deposited by the Servicer into the Collection Account on or prior to the related Servicer Advance Date thereon.

Section 6.4.            Maintenance of Accounts.

(a)           At no time shall the Servicer commingle any of its property with any property of the Borrower, including the Collateral, or maintain its assets in such a manner that it is costly or difficult to segregate, ascertain or identify its assets from those of any other Person.   The Borrower and the Servicer each agree that the Agent has exclusive control of the proceeds (including Collections) of all Mortgage Loans, and the Borrower hereby further agrees to take any other action that the Agent may reasonably request to evidence such control and any proceeds of Mortgage Loans received by the Borrower or the Servicer shall be sent immediately to the Collection Account.

(b)           On or prior to the Closing Date, a segregated trust account (account number [request for confidential treatment] held and established by the Account Bank) shall be established in the name of the Borrower and under the sole dominion and control of the Agent for the benefit of the Secured Parties (the “Collection Account”) pursuant to the Collection Account Agreement.  All amounts deposited into the Collection Account shall be held by the Account Bank in trust for the benefit of the Secured Parties in accordance with the terms and provisions of this Agreement and the other Transaction Documents, and the Account Bank shall not commingle any funds on deposit in the Collection Account with any funds held by it on its behalf or on behalf of any other Person.

(c)           On or prior to the Closing Date, a segregated trust account (account number [request for confidential treatment] held and established by the Account Bank) shall be established in the name of the Borrower and under the sole dominion and control of the Agent for the benefit of the Secured Parties (the “Reserve Account”) pursuant to the Reserve Account Agreement.  All amounts deposited to the Reserve Account shall be held by the Account Bank in trust for the benefit of the Secured Parties in accordance with the terms and provisions of this Agreement, and the Account Bank shall not commingle any funds on deposit in the Reserve Account with any funds held by it on its behalf or on behalf of any other Person.  The balance in the Reserve Account shall at all times equal or exceed the Required Reserve Amount.  If on any Settlement Date, the funds in the Collection Account on such date are insufficient to pay the amounts set forth in clauses first through tenth of Section 1.4(d) or clauses first through ninth of Section 1.4(e), the Agent shall draw the amount of such remaining deficiency from the Reserve Account and apply it pursuant to Section 1.4(d) or (e), as applicable.

(d)           Any amount in the Collection Account or Reserve Account may be invested by the Account Bank at the direction of the Borrower in Permitted Investments; provided, however, that such investments shall mature not later than one Business Day prior to the Settlement Date immediately succeeding the date such Permitted Investments are made.  All income or other gain from investment of monies deposited in the Collection Account or Reserve Account shall be deposited in the Collection Account or Reserve Account immediately upon receipt thereof, and any loss resulting from Permitted Investments shall be charged to the Collection Account or Reserve Account, as the case may be.  In no event shall the Account Bank be liable for any losses on such investments.

Section 6.5.           Enforcement Rights.

(a)           At any time following the occurrence and during the continuance of an Event of Default:

(i)           the Agent may direct the Mortgagors or any other Obligors that payment of all amounts payable under any Mortgage Loan is to be made directly to the Agent or its designee,

(ii)           the Agent may instruct the Borrower, MPIC or the Servicer to give notice of the Agent’s interest in Mortgage Loans to each Obligor, which notice shall direct that payments be made directly to the Agent or its designee, and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower; provided, that if the Borrower, MPIC or the Servicer, as the case may be, fails to so notify each Mortgagor and other Obligor, the Agent (at the Borrower’s expense) may so notify the Mortgagors and other Obligors, and

(iii)           the Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or reasonably desirable to collect the Mortgage Loans, and make the same available to the Agent or its designee at a place selected by the Agent (or with respect to a successor Servicer, at the offices of such successor Servicer), and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

(b)           The Borrower hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower but only to the extent necessary or reasonably desirable, in the reasonable determination of the Agent, after the occurrence and during the continuation of an Event of Default, for the purpose of collecting any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 6.6.            Responsibilities of the Borrower.

Anything herein to the contrary notwithstanding, the Borrower shall:  (i) perform all of its obligations, if any, under the Mortgage, Mortgage Notes and all other documents, instruments and agreements related to the Mortgage Loans to the same extent as if security interests in such Mortgage Loans had not been granted hereunder or under the other Transaction Documents, and the exercise by the Agent or the Lender of their respective rights hereunder shall not relieve the Borrower from such obligations, and (ii) pay when due any taxes, including any sales taxes, payable in connection with the Mortgage Loans and their creation and satisfaction (it being understood that such taxes shall not include Excluded Taxes or taxes which any third party, other than the Agent or any Secured Party, is responsible for paying).  The Agent and the Lender shall not have any obligation or liability with respect to any Collateral, nor shall either of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 6.7.             Servicing Fees.  The initial Servicer shall be paid a fee (the “Servicing Fee”) equal to [request for confidential treatment] per annum on the outstanding balance of the Eligible Receivables as of the beginning of the applicable Calculation Period, payable monthly in arrears pursuant to Section 1.4 hereof; provided, however, that in the event Lyon becomes successor Servicer hereunder, the fees and expenses of Lyon as successor Servicer shall be as set forth on Annex I hereto and provided further, that the Agent shall have the right to approve a Servicing Fee of up to [request for confidential treatment] for any other successor Servicer.

Section 6.8.             Audits, Etc.

(a)           Annually, but at any time after the occurrence of an Event of Default, during normal business hours, at the expense of the Borrower (including the reimbursement of the Agent for its out-of-pocket expenses related to such audit, plus the auditor’s fees), upon prior notice to the Borrower (and, in the event a successor Servicer has been appointed, no Event of Default has occurred and is continuing and Lyon has not caused a Servicer Termination Event, upon five (5) Business Days’ prior notice to such successor Servicer), the Borrower and the Servicer shall permit such Person or Persons as the Agent may designate (including independent accountants) to conduct audits or to visit and inspect any of the properties of the Borrower, MPIC and/or the Servicer where Records are located, to examine the Records, internal controls and procedures maintained by the Borrower, MPIC and/or the Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Borrower’s, MPIC’s or the Servicer’s, as the case may be, affairs with its officers and employees and independent accountants, provided that such Person or Persons are subject to general confidentiality agreements or understandings with the Agent.  If (i) Lyon has been appointed as a successor Servicer, (ii) no Event of Default has occurred and is continuing, and (iii) Lyon has not caused a Servicer Termination Event, the audits of Lyon referenced in this Section 6.8(a) shall be limited to two (2) per calendar year.  Each of the Borrower and the Servicer hereby authorizes such officers, employees and independent accountants to discuss with the Agent, the affairs of the Borrower, MPIC or the Servicer, as the case may be.  Any audit provided for herein shall be conducted in accordance with the scope that is mutually agreed upon by the Agent and MPIC, and subject to the Borrower’s, MPIC’s or the Servicer’s, as the case may be, rules respecting safety and security on its premises and without materially disrupting operations.  Nothing in this Section 6.8(a) shall affect the obligation of MPIC or the Servicer to observe any applicable law prohibiting the disclosure of information regarding the Obligors, and the failure of MPIC’s or the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 6.8(a).

(b)           Subject to the limitations set forth herein, the Agent shall have the right to do all such acts and things as it may deem reasonably necessary to protect the interests of the Lender, including, without limitation, confirmation and verification of the existence, amount and status of the Mortgage Loans; provided, however, that unless an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, the Agent will not, without consent of the Borrower, which consent shall not be unreasonably withheld, contact an Obligor.

(c)           To the fullest extent permitted by applicable law, ECCU hereby irrevocably grants during the term of this Agreement to the Agent (or its designated agent) or the successor Servicer, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of ECCU all steps and actions permitted to be taken under this Agreement with respect to the Collateral which the Agent, in its reasonable discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by ECCU or transmitted to or received by the Agent or its designated agent (whether or not from the Borrower or any Obligor) in connection with the Collateral; provided, however, that such power of attorney may not be exercised without the prior written consent of ECCU, unless (i) a Servicer Termination Event shall have occurred and be continuing or (ii) the Servicer fails to perform any act required hereunder after receiving ten (10) Business Days written notice of such failure from the Agent and such failure is reasonably likely to have a Material Adverse Effect.

Section 6.9.             Maintenance of Writings and Records.

The Servicer will maintain and implement administrative and operating procedures, including, without limitation, an ability to recreate records evidencing Mortgage Loans in the event of the destruction of the originals thereof, and keep and maintain at any location listed on Schedule I, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Mortgage Loans (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Mortgage Loan).  The Servicer will give the Agent prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence, to the extent such change is likely to have a Material Adverse Effect.  Servicer shall at its own expense prepare and maintain the Records in electronically readable form in such format as Servicer customarily maintains its records; provided, however, that upon the replacement of Servicer, Servicer shall within fifteen (15) days of such replacement prepare such Records in such format as may be reasonably required to permit or facilitate the transfer of such Records to the successor Servicer.

Section 6.10.             Information.

Servicer will furnish or cause to be furnished to the Agent such additional information with respect to the Mortgage Loans (including but not limited to, with respect to the initial Servicer, the initial Servicer’s procedures for selecting Mortgage Loans for sale and the initial Servicer’s standards and procedures for granting credit) as the Agent may reasonably request.

Section 6.11.             Performance of Undertakings Under the Mortgage Loans.

The Servicer, acting on behalf of the Borrower, will at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Obligors arising in connection with each Mortgage Loan and will not take any action or cause any action to be taken to impair the rights of the Agent (for the benefit of the Secured Parties) in or to the Collateral.

Section 6.12.             Appointment of Back-Up Servicer.

Borrower hereby appoints Lyon as its Back-Up Servicer to: (i) assume the duties of Servicer in the event that ECCU is removed as Servicer hereunder pursuant to Section 6.1 and no other successor Servicer is appointed by Agent after such removal, and (ii) to perform its duties as Back-Up Servicer as provided in Section 6.13.  Lyon hereby accepts such appointment.  Back-Up Servicer shall, in performing its duties (other than those provided in Section 6.13 and except as otherwise specifically set forth in this Agreement) hereunder after becoming the successor Servicer, comply with all provisions applicable to Servicer set forth herein or in the other Transaction Documents; provided, however, that the Back-Up Servicer shall not be liable for (i) any actions of any previous Servicer, (ii) any obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) any obligation to pay any taxes required to be paid by the Servicer, (iv) any obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) any liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.  As compensation therefor, the Back-Up Servicer shall receive the Back-Up Servicing Fee, and, upon becoming the successor Servicer, shall be entitled to the Servicing Fees and all other compensation set forth herein and such other compensation which the Servicer would have been entitled to receive in connection with this Agreement if the Servicer had continued to act as Servicer hereunder.

In the event Back-Up Servicer becomes the successor Servicer hereunder, the Servicer agrees to cooperate and use its best efforts in effecting the transition of the responsibilities and rights of servicing of the Mortgage Loans, including, without limitation, the delivery to the Back-Up Servicer as successor Servicer in an orderly and timely fashion of all files and records with respect to the Mortgage Loans and a computer tape in readable form (consistent with the Monthly Back-Up Servicing Data) containing all information necessary to enable the Back-Up Servicer as successor Servicer to service the Mortgage Loans.  In addition, the Servicer agrees to cooperate and use its best efforts in providing at the Servicer’s expense the Back-Up Servicer, as successor Servicer, with reasonable access (including at the premises of the Servicer) to Servicer’s employees, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Back-Up Servicer, as successor Servicer, to assume the servicing functions hereunder and to maintain a list of key servicing personnel and contact information.

The Back-Up Servicer as successor Servicer is authorized and empowered to execute and deliver, on behalf of the Servicer and the Borrower, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the transition of servicing hereunder.

None of Back-Up Servicer nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, except for its or their own gross negligence or willful misconduct.  In no event shall Back-Up Servicer or its directors, officers, agents and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

In the absence of bad faith on the part of Back-Up Servicer (either in its role as Back-Up Servicer or successor Servicer), Back-Up Servicer may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement.

No successor Servicer shall be responsible for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement or any of the Collateral except that such successor Servicer, at the request and expense of the Agent, shall file any continuation statements as may be required to maintain the perfection of the security interests granted herein.

Section 6.13.          Monthly Back-Up Servicing Data; Inspections by Back-Up Servicer.

(a)           Each month the Servicer shall deliver to Back-Up Servicer, on or prior to 10:00 a.m. (New York City time) on each Determination Date, a computer tape or diskette (or any other electronic transmission) in a format reasonably acceptable to Back-Up Servicer containing the cumulative information described on Annex E hereto as of such Determination Date in respect of the Mortgage Loans and any other information reasonably necessary for the preparation of the Servicer Report pursuant to the terms hereof (such information, collectively, the “Monthly Back-Up Servicing Data”).

(b)           Back-Up Servicer shall verify the Servicer’s calculations shown in the Servicer Report based on the Monthly Back-Up Servicing Data received by it and, provided Back-Up Servicer has received the Monthly Back-Up Servicing Data on the date specified in Section 6.13(a) above, on or prior to 10:00 a.m. (New York City time) on the day that is at least two (2) Business Days prior to the next Settlement Date, or otherwise within three (3) Business Days of its receipt of the Monthly Back-Up Servicing Data or the related Servicer Report (whichever is received later), confirm, by delivery (via facsimile or electronic mail) of a “Servicer Report Verification Certificate” in substantially the form of Annex H, to Agent each of the following:  (i) the calculations in the Servicer Report are correct based on the Monthly Back-Up Servicing Data, and (ii) the amount and calculation of the distributions to be made on the next Settlement Date pursuant to Section 1.4 is accurate.  Unless Back-Up Servicer has actual knowledge that the Monthly Back-Up Servicing Data is incorrect or incomplete, Back-Up Servicer may conclusively rely on the Monthly Back-Up Servicing Data provided to it in confirming the accuracy of the Servicer Report.

(c)           In the event that there are discrepancies between the Monthly Back-Up Servicing Data and the information contained in the related Servicer Report, Back-Up Servicer shall as promptly as practicable upon becoming aware of such discrepancies, but in no event later than three (3) Business Days of its receipt of the Monthly Back-Up Servicing Data or the related Servicer Report (whichever is received later), notify Servicer (with a copy to Agent), and shall work with Servicer to reconcile such discrepancies prior to the next Settlement Date.  The effect of any such reconciliation shall promptly be reflected in the related Servicer Report. If Servicer and Back-Up Servicer are unable to reconcile any of such discrepancies, the distribution to be made on the next Settlement Date shall be made based on the calculations made by Back-Up Servicer, unless otherwise expressly instructed by Agent.

(d)           Back-Up Servicer, upon reasonable prior notice to Servicer, may (but is not required to) inspect and discuss with Servicer the servicing operations of Servicer.  Servicer shall give Back-Up Servicer and its counsel, accountants and other representatives reasonable access, during normal business hours, to all of Servicer’s files, books and records (including computer records) relating to the Receivables.  The right provided to the Back-Up Servicer pursuant to this Section 6.13 will not create a duty or obligation on the part of the Back-Up Servicer.

Section 6.14.          Limitation on Liability.

(a)           The Back-Up Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Back-Up Servicer hereunder. Without limiting the generality of the foregoing, the Back-Up Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer or any other party.  Neither the Back-Up Servicer (in its capacity as Back-Up Servicer or as successor Servicer) nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(b)           The Back-Up Servicer shall not be liable for any obligation of the Servicer (other than the Back-Up Servicer’s own obligations in the event it becomes the successor Servicer) contained in this Agreement or for any errors of the Servicer or any other party contained in any computer tape, certificate, or other data or document delivered to the Back-Up Servicer hereunder or on which the Back-Up Servicer must rely in order to perform its obligations hereunder, and the Borrower, the Lenders, the Agent and the Back-Up Servicer each agree to look only to the Servicer to perform such obligations. The Back-Up Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Back-Up Servicer acting in accordance with information prepared or supplied by a Person other than the Back-Up Servicer or the failure of any such other Person to prepare or provide such information. The Back-Up Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer or any other party, (ii) any inaccuracy or omission in a notice or communication received by the Back-Up Servicer from any third party, (iii) the invalidity or unenforceability of any Mortgage Loan, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Mortgage Loan, or (v) the acts or omissions of any successor Back-Up Servicer.

(c)           The Back-Up Servicer may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Back-Up Servicer may rely conclusively on and shall be fully protected in acting upon (A) the written instructions of any designated officer of the Lender or Agent and (B) the verbal instructions of the Lender or the Agent.

(d)           The Back-Up Servicer may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)           The Back-Up Servicer shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(f)           Notwithstanding anything else herein to the contrary, in no event shall the Back-Up Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(g)           The Back-Up Servicer may subservice any and all of its duties and responsibilities hereunder, including but not limited to its duties as successor Servicer hereunder, should the Back-Up Servicer become the successor Servicer pursuant to Section 6.1 hereof.

Section 6.15.           Resignation of the Back-Up Servicer.

The Back-Up Servicer (including the Back-Up Servicer in its capacity as Servicer) may resign at any time by providing not less than 60 days’ prior written notice to the Borrower, the Lenders, the Agent and the Rating Agencies; provided, however, notwithstanding its providing such notice, the Back-Up Servicer shall continue to act in such capacity until a successor Back-Up Servicer or Servicer, as the case may be, has been appointed, has agreed to act as Back-Up Servicer or Servicer, as the case may be, hereunder, and has received all relevant documents held by the previous Back-Up Servicer or Servicer, as the case may be. In the event of any such resignation, a replacement Back-Up Servicer or Servicer, as the case may be, may be appointed by the Borrower.  In the event that a successor Back-Up Servicer or Servicer, as the case may be, is not appointed within 60 days following the giving of such notice of resignation, the Back-Up Servicer may petition a court of competent jurisdiction (at the Borrower’s expense) to appoint a successor Back-Up Servicer acceptable to the Rating Agencies and whose regular business consists of acting as the servicer or the Back-Up Servicer in securitization transactions, as the Back-Up Servicer or Servicer, as the case may be, hereunder.

Section 6.16.            Force Majeure.

If any of Lender, Agent, Back-Up Servicer, Account Bank, Custodian or any Servicer is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of either party, such party’s obligations shall be suspended for a reasonable time during which such conditions exist.

ARTICLE VII
MISCELLANEOUS

Section 7.1.            Amendments, Etc.

No waiver of any provision of this Agreement or consent to any departure by (i) the Borrower and the Servicer therefrom shall be effective unless in writing signed by the Agent, or (ii) the Lender or the Agent therefrom shall be effective unless in writing signed by the Borrower and the Servicer; no amendment to this Agreement shall be effective unless in writing signed by the parties hereto.  The Borrower will send promptly to the Back-Up Servicer, the Servicer, the Account Bank and the Custodian a copy of such waiver or consent.  Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Lender or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 7.2.            Notices, Etc.

All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth opposite its name on Schedule 7.2 or at such other address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by facsimile shall be effective when sent and receipt has been confirmed, if sent during business hours on a Business Day (if not sent during business hours on a Business Day, then on the next Business Day) (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

Section 7.3.            Assignability.

(a)           Neither Borrower or Servicer may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and Lender may not assign its rights hereunder or any Loan (or any portion thereof) to any Person without the prior written consent of Borrower; provided, however, that

(i)           Lender may assign any Loan and/or its rights and obligations hereunder and under the other Transaction Documents, to any other Person (other than a Person reasonably identified by the Borrower or the Servicer on its behalf, as a competitor of the Borrower or any of its Affiliates, unless consented to by the Borrower) proposed by Lender and consented to by Borrower (such consent not to be unreasonably withheld); provided, however that on and after the occurrence and continuation of any Event of Default, the Lender may, without the consent of the Borrower, assign any Loan and/or its rights hereunder and under any other Transaction Document, to any Person;

(ii)           Lender may assign and grant a security interest in all of Lender’s right, title and interest in, to and under the Loans, this Agreement and the other Transaction Documents to any Liquidity Bank, Program Support Provider or any collateral trustee acting for the benefit of such parties and the holders of the Lender’s Notes, and any successor in such capacity, to secure Lender’s obligations under or in connection with the Notes, the Liquidity Agreement, any credit agreement provided to the Lender by any applicable Program Support Provider, and certain other obligations of Lender incurred in connection with the funding and maintenance of the Loans hereunder.

Within five Business Days after notice to Borrower of any proposed assignment by Lender for which Borrower’s consent is required, Borrower agrees to advise the Agent of its consent or non-consent thereto.  If Borrower does not consent to such assignment Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to BMO, any Liquidity Bank or any Affiliate of BMO or any Liquidity Bank.

(b)           This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns to any Affiliate of BMO or any other Person consented to by Borrower, which consent shall not be unreasonably withheld or delayed after the Agent has provided the Borrower with not less than 15 days’ notice of any proposed assignment to any Person other than an Affiliate of BMO.

(c)           Without limiting any other rights that may be available under applicable law, the rights of the Lender may be enforced through it or by its agents.

Section 7.4.            No Proceedings.

Each of the Borrower, the Servicer, the Agent, each assignee of the Loans or any interest therein and each Person which enters into a commitment to purchase the Loans or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Lender is paid in full.

Section 7.5.            Confidentiality.

(a)           Unless otherwise required by applicable law or required by any Official Body or pursuant to legal process, each of the Ministry Parties and the initial Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts hereof and thereof) in communications with third parties and otherwise; provided that this Agreement and the information contained herein and in the other Transaction Documents (other than the Fee Agreement) may be disclosed:  (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality, and (ii) to the Ministry Parties’ and the initial Servicer’s legal counsel, consultants, accountants and auditors if they agree to keep it confidential.  Unless otherwise required by applicable law, each of the Agent, the Lender, the Custodian and the Back-Up Servicer agrees to maintain the confidentiality of all non-public information regarding the Ministry Parties, the initial Servicer and the Obligors; provided that such information may be disclosed:  (A) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Servicer and is solely for the purposes contemplated by this Agreement and the other Transaction Documents, (B) to legal counsel and auditors of the Lender or the Agent if the Agent requests such Persons to keep such information confidential, (C) to the rating agencies rating the Notes or the Loans, (D) to any Hedge Counterparty to the extent such disclosure is made pursuant to a written agreement of confidentiality (provided that no such written agreement shall be required for disclosure to BMO), (E) to any placement agent placing the Notes, and any management company, depositary or administrator of the Lender, (F) to any regulatory authorities having jurisdiction over ECCU, BMO, the Lender, the Custodian or the Back-Up Servicer (G) in connection with the enforcement of this Agreement or any other Transaction Document, and (H) to any Liquidity Provider or any Program Support Provider.  This Section 7.5 shall survive termination of this Agreement.

(b)           Notwithstanding anything herein to the contrary, each party to the transaction contemplated hereby (and each Affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent that such disclosure would violate any applicable federal or state securities laws.  This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

Section 7.6.            GOVERNING LAW AND JURISDICTION.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE AGENT IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LENDER, THE BORROWER, THE SERVICER AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE LENDER, THE BORROWER, THE SERVICER, THE CUSTODIAN, THE ACCOUNT BANK, THE BACK-UP SERVICER AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE LENDER, THE BORROWER, THE SERVICER, THE CUSTODIAN, THE ACCOUNT BANK, THE BACK-UP SERVICER AND THE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 7.7.            Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 7.8.            Survival of Termination.

The provisions of Sections 1.7, 1.8, 1.9, 1.10, 5.1, 5.2, 7.4, 7.5, 7.6, and 7.12 shall survive any termination of this Agreement.

Section 7.9.            WAIVER OF JURY TRIAL.

THE LENDER, THE BORROWER, THE SERVICER, THE CUSTODIAN, THE ACCOUNT BANK, THE BACK-UP SERVICER AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE LENDER, THE BORROWER, THE SERVICER, THE CUSTODIAN, THE ACCOUNT BANK, THE BACK-UP SERVICER AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.10.          Entire Agreement.

This Agreement and the other Transaction Documents embody the entire agreement and understanding among the Lender, the Ministry Parties, ECCU and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 7.11.          Headings.

The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 7.12.          Lender’s Liabilities.

The obligations of the Lender under this Agreement and the other Transaction Documents are solely the corporate obligations of the Lender.  No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Lender; provided, however, that this Section 7.12 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

Section 7.13.          Patriot Act.

The Lender and the Agent (for itself and not on behalf of the Lender) hereby notifies the Borrower and the other parties hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender or the Agent, as applicable, to identity the Borrower in accordance with the Act.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MINISTRY PARTNERS FUNDING, LLC, as Borrower
By:_________________________________
Name:
Title:
EVANGELICAL CHRISTIAN CREDIT UNION, as Servicer
By:_________________________________
Name:
Title:

BMO CAPITAL MARKETS CORP., as Agent
By:_________________________________
Name: David M. Piotrowski
Title: Managing Director

FAIRWAY FINANCE COMPANY, LLC, as Lender
By:_________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Account Bank and Custodian
By:_________________________________
Name:
Title:
LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. Bank Portfolio Services),
as Back-Up Servicer
By:_________________________________
Name:
Title:

EXHIBIT I

DEFINITIONS AND INTERPRETIVE PROVISIONS

Definitions.

As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“Account” means either of the Reserve Account or Collection Account.

“Account Bank” means U.S. Bank National Association, in its role as account bank pursuant to the Collection Account Agreement and the Reserve Account Agreement.

“Account Control Agreement” means an Account Control Agreement between the Master Lockbox Bank, the Servicer, the Borrower and the Agent in form and substance acceptable to Agent in its sole discretion, pursuant to which the Agent establishes control over the Master Lockbox Account.

“Accrued Facility Costs” means, at any time, the sum of all accrued and unpaid (i) Interest, (ii) Non-Usage Fee, (iii) Servicing Fee, (iv) Custodian Fee, (v) Amortized Cap Premiums, (vi) Back-Up Servicing Fee and (vii) costs and expenses due from the Borrower (including without limitation, Hedge Breakage Costs), in each case, at such time.

“ACH Credit” means Automated Clearing House Credit.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other similar type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other similar type of preferential arrangement, in favor of the Agent or the Lender shall not constitute an Adverse Claim.

“Affected Party” or “Affected Person” means the Agent, the Lender, any Liquidity Bank, any Program Support Provider or any of their respective Affiliates.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.  For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” shall have meanings correlative to the foregoing.  Notwithstanding the foregoing with respect to the Lender, “Affiliate” means the holder(s) of its capital stock.

“Agent” has the meaning set forth in the preamble to the Agreement.

“Agreed Upon Procedures” means the procedures agreed to by the initial Servicer and Agent on or before June 30, 2008, (as updated by the initial Servicer and Agent from time to time) which shall be followed by the accounting firm during its annual audit of the initial Servicer pursuant to Section 3.3(g).

“Agreement” has the meaning set forth in the preamble.

“Alternate Rate” for any Settlement Period means an interest rate per annum equal to the Eurodollar Rate for such Settlement Period plus the applicable Spread; provided, however, that if a Eurodollar Unavailability Condition occurs, then the “Alternate Rate” shall be an interest rate per annum equal to the Base Rate in effect on each day of the related Settlement Period, provided further, that if  the Agent did not receive notice, by 12:00, noon, Chicago time on the second Business Day preceding the date such Loan was made pursuant to Section 1.2(a) of the Agreement, then the "Alternate Rate" for the period from the date such Loan is made through the date that is the second (2nd) Business Day following the date such Loan is made, shall be an interest rate per annum equal to the Base Rate in effect on each such day.

“Amortized Cap Premiums” means the aggregate premiums incurred by the Borrower in connection with the Hedge Transactions entered into with the Hedge Counterparty that are not paid by the Borrower on the date such Hedge Transaction is consummated amortized evenly over the average life, expressed in a whole number of months, of the portion of the Loan Balance related to such Hedge Transaction.

[request for confidential treatment]

“Appraised Value” means, (i) the appraised value of the related Mortgaged Property based upon the appraisal made (based on “as-is”, “stabilized” or “as complete” valuations and on a “for rent” or “for sale” basis as applicable) by a fee appraiser (a) at the time of the origination of the related Mortgage Loan, (b) at the time of any refinancing of such Mortgage Loan or (c) at any more current time, or (ii) for any property which does not have an appraisal which meets the requirements of subpart (i) of this definition, the Appraised Value shall be determined from the value assessed to such property from the related taxing authority or as otherwise reasonably determined by the Seller in accordance with its Credit Policy.

“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the assignment and pledge of the related Mortgage.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, all such fees and costs to be reasonable with regard to the services provided.

“Back-Up Servicer” means Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), or such other back-up servicer as shall be acceptable to the Agent, in its sole discretion.

“Back-Up Servicing Fee” means, for any Calculation Period for which the Back-Up Servicer has not been appointed as the Servicer, $2,600.00 per month.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means for any day, the sum of (a) the applicable Spread plus (b) a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)           the rate of interest in effect for such day as publicly announced from time to time by BMO at its branch in Chicago, Illinois, as its “prime commercial rate” for loans made in the United States.  Such “prime commercial rate” is a rate set by BMO based upon various factors including BMO’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

(ii)           0.50% per annum above the latest Federal Funds Rate.

“Benefit Plan” means, with respect to any Person, a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which such Person or any ERISA Affiliate of such Person is, or at any time within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrower” has the meaning set forth in the preamble to the Agreement.

“Borrowing Base” on any date means an amount equal to the sum of (I) the lesser of (A) the difference between (i) the Net Pool Balance as of such date less (ii) the Minimum Borrower Equity on such date, and (B) the product of (i) the Net Pool Balance as of such date and (ii) 75.00%, plus (II) any amounts on deposit in the Collection Account in respect of principal on the Mortgage Loans, after taking into account any distributions therefrom pursuant to Section 1.4 if the date of determination is a Settlement Date; provided, however, if the initial credit enhancement required to obtain an ‘AA’ rating on a term securitization (whether or not a “AA” rated class of securities is issued) is more than 20.00%, then the percentage in (I)(B)(ii) will change to be 5% lower than the advance rate to ‘AA’ in such term securitization.

“Borrowing Base Deficit” means, on any date, the excess, if any, of (a) the outstanding Loan Balance, over (b) the lesser of (i) the Borrowing Base, in each case as of such date, and (ii) the Loan Limit.

“Borrowing Date” has the meaning set forth in Section 1.2(b).

“Borrowing Notice” has the meaning set forth in Section 1.2(a).

“Borrowing Report” means a report, in substantially the form of Annex D to the Agreement.

“Business Day” means any day on which (i) both (A) the Agent at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City, St. Paul Minnesota, and Boston, Massachusetts are not authorized or required to be closed for business, and (ii) if this definition of “Business Day” is utilized in connection with (A) the Eurodollar Rate, dealings are carried out in the London interbank market and (B) the receipt of Collections by the Servicer or the Borrower, such day shall end at 3:30 p.m., central standard time.

“Calculation Period” means, as of any Settlement Date, the period consisting of the calendar month immediately preceding such Settlement Date.  The initial Calculation Period shall commence on the Closing Date and shall end on November 30, 2007.

“Change in Control” means (a) with respect to the Borrower, that at any time, MPIC fails to own, free and clear of any Adverse Claim, 100% of the outstanding membership interests in Borrower, on a fully diluted basis, and (b) with respect to MPIC, (i) that at any time, ECCU shall fail to own, directly or indirectly, free and clear of any Adverse Claim, at least [request for confidential treatment] of the equity interests in MPIC on a fully diluted basis or (ii) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) of 50% or more of the voting stock of MPIC on a fully diluted basis, and (c) with respect to ECCU, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) of 50% or more of the voting stock of ECCU on a fully diluted basis.

“Chief Executive Office” of a Person means the principal place of business of such Person.

“Closing Date” means October 30, 2007.

“Collateral” has the meaning set forth in Section 1.2(c).

“Collection Account” means that certain bank account numbered [request for confidential treatment] maintained at the Account Bank, which is (i) identified as the “Ministry Partners Funding Collection Account”, (ii) in the Borrower’s name, (iii) pledged, on a first priority basis to the Agent, for the benefit of the Secured Parties, pursuant to Section 6.4(e) and (iv) governed by the Collection Account Agreement.

“Collection Account Agreement” means that certain Collection Account Agreement, among Borrower, the Servicer, the Agent and the Account Bank, in form and substance reasonably satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.

“Collections” means, with respect to any Mortgage Loan, (a) all funds which are received by the Borrower, the Servicer or a Seller, in payment of any amounts owed in respect of such Mortgage Loan on and after the applicable Cut-Off Date (including, without limitation, principal, finance charges, interest and all other charges), or applied to amounts owed in respect of such Mortgage Loan (including, without limitation, Insurance Proceeds, Liquidation Proceeds and other Recoveries), (b) all Collections deemed to have been received pursuant to Section 6.7(b), (c) all other proceeds of such Mortgage Loan and (d) all amounts received from a Hedge Counterparty pursuant to any Hedge Agreement.

“Concentration Limits” means, as of any date of determination, the concentration limits of the Eligible Mortgage Loans, which are as follows:

(i)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans located in any single state [request for confidential treatment] shall not exceed the greater of [request for confidential treatment] Eligible Pool Balance;

(ii)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans [request for confidential treatment] shall not exceed the greater of [request for confidential treatment] of the Eligible Pool Balance;

(iii)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans [request for confidential treatment] shall not exceed the greater of [request for confidential treatment] of the Eligible Pool Balance;

(iv)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans related to any single Mortgagor shall not exceed [request for confidential treatment] of the Eligible Pool Balance;

(v)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans related to the five largest Mortgagors (determined by Outstanding Principal Balance of the Mortgage Loans) shall not exceed the greater of [request for confidential treatment] of the Eligible Pool Balance;

(vi)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans related to the ten largest Mortgagors (determined by Outstanding Principal Balance of the Mortgage Loans) shall not exceed the greater of [request for confidential treatment] of the Eligible Pool Balance;

(vii)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans related to [request for confidential treatment] shall not exceed [request for confidential treatment] of the Eligible Pool Balance;

(viii)          The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans with Outstanding Principal Balances [request for confidential treatment] shall not exceed [request for confidential treatment] of the Eligible Pool Balance;

(ix)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans that are [request for confidential treatment] shall not exceed [request for confidential treatment] of the Eligible Pool Balance;

(x)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans that are subject to a Limited Loan Modification or extension allowed hereunder shall not exceed [request for confidential treatment] of the Eligible Pool Balance; and

(xi)           The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans that were [request for confidential treatment] shall not exceed the greater of [request for confidential treatment] of the Eligible Pool Balance or [request for confidential treatment].

“CP Rate” With respect to any Settlement Period, means (a) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Lender from time to time as interest on or otherwise in respect of those Notes issued by the Lender that are allocated, in whole or in part, by the Lender’s agent to fund the purchase or maintenance of a Loan during a Settlement Period as determined by the Lender’s agent and reported to the Agent, the Borrower and the Servicer, which rates shall include and give effect to the commissions of placement agents and dealers in respect of such Notes, incremental carrying costs incurred with respect to such Notes maturing on dates other than those on which corresponding funds are received by the Lender, and any other costs associated with the issuance of Notes, in each case to the extent such commissions and other costs are allocated, in whole or in part, to such Notes by the Lender’s agent; provided that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Settlement Period, the Lender (or its agent on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided further that notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Borrower agrees that any amounts payable to the Lender in respect of Interest for any Settlement Period with respect to any Loan funded by the Lender at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Loan that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Loan, to the extent that the Lender had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of promissory notes equals the excess of the face amount thereof over the net proceeds received by the Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) plus (b) the applicable Spread.

“CP Rate to LIBOR Spread” means, at any time, the excess, if any, of (i) the CP Rate over (ii) LIBOR.

“Credit and Collection Policy” means, with respect to the initial Servicer, the initial Servicer’s credit and collection policies and practices relating to the Mortgage Loans existing on the date hereof in the form of Annex C hereto, as the same may from time to time be amended, supplemented or otherwise modified in the ordinary course of the initial Servicer’s business and in accordance with the Agreement, and with respect to any successor Servicer, such Person’s collection policies for loans similar to the Mortgage Loans.

“Custodial Agreement” means the Custodial Agreement, dated as of the Closing Date, among the Custodian, the Agent, the Borrower and the Servicer, as it may be amended, supplemented or otherwise modified in accordance with its terms.

“Custodial Period” means the period from the Closing Date to and including the date that is ninety (90) days after the Closing Date; provided that, upon the Borrower’s written request, the Agent may agree to extend such date, in its reasonable discretion.

“Custodian” means U.S. Bank National Association, in its capacity as custodian under the Custodial Agreement.

“Custodian Fee” for any Settlement Date, means the fee set forth in the in a separate fee agreement between the Custodian and the Borrower dated as of the date hereof.

“Custody Account” means account number [request for confidential treatment] held and established by Servicer in the name of Servicer and designated by Servicer as a custody account for the benefit of Borrower, into which all ACH Credits and other electronic payments on the Mortgage Loans during the Custodial Period are deposited in accordance with the terms of the Agreement.

“Cut-off Date” means, with respect to any Mortgage Loan, the close of business on the last day of the calendar month immediately preceding the month in which such Mortgage Loan is purchased by Borrower pursuant to the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable.

“Damages” means any and all liabilities, losses, costs, claims, damages, penalties and expenses (other than taxes and indirect, incidental, special, exemplary or consequential damages), including reasonable Attorney Costs and costs of investigation, enforcement or litigation.  For avoidance of doubt, in no event shall the term “Damages” as used herein refer to the loss of any earnings or profits.

“Default Ratio” means, with respect to any Settlement Date, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all Mortgage Loans that became Defaulted Mortgage Loans during the related Calculation Period, minus the aggregate amount of all Recoveries received during such Calculation Period on Mortgage Loans that became Defaulted Mortgage Loans in prior Calculation Periods, divided by (ii) the aggregate Outstanding Principal Balance of all Mortgage Loans as of the first day of the related Calculation Period, times (iii) 12.

“Defaulted Mortgage Loan” means any Mortgage Loan (i) as to which the related Mortgagor (or any other Obligor thereon) has suffered an Event of Bankruptcy, (ii) which, consistent with the Credit and Collection Policy, has been written off by the Servicer or has otherwise been identified by the Servicer as uncollectible, (iii) as to which any payment, or part thereof, remains unpaid for more than three (3) calendar months from the original Due Date for such payment or any extended Due Date in accordance with the Collection Policy and the terms hereof, exclusive of any Servicer Advances, or (iv) as to which the Servicer has initiated foreclosure proceedings in accordance with the Credit and Collection Policy.

“Deleted Mortgage Loan” means a Mortgage Loan that is repurchased from the Borrower pursuant to the terms of the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable, and replaced by one or more Qualifying Substitute Mortgage Loans.

“Delinquency Ratio” means, for any Calculation Period, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all Delinquent Mortgage Loans and all Mortgage Loans with Limited Loan Modifications then in effect measured on the last day of such Calculation Period divided by (ii) the aggregate Outstanding Principal Balance of all Mortgage Loans as of the last day of such Calculation Period.

“Delinquent Mortgage Loan” means a Mortgage Loan (other than a Defaulted Mortgage Loan) as to which all or any portion of a scheduled payment remains unpaid for more than one (1) calendar month from the Due Date with respect thereto, exclusive of any Servicer Advances.

“Denomination” means a group of religious congregations united under common faith and name and organized under a single administrative and legal hierarchy which hierarchy (i) has the right to add, remove, replace or otherwise change the leadership of any congregation within the group or (ii) owns the property of the congregations.

“Designated Sub-Servicer” is defined in Section 6.1(f).

“Determination Date” means, with respect to each Settlement Date, the date that is five (5) Business Days prior to such Settlement Date.

“Due Date” means, with respect to a Mortgage Loan, the date on which such Mortgage Loan, or any periodic payment with respect thereto, shall become due and payable or, if such day is not a Business Day, the next succeeding Business Day.

“Early Amortization Event” means the occurrence of any one or more of the following events or conditions:

(a)           the occurrence of any Event of Default; or

(b)           the occurrence of a Material Adverse Effect with respect to Borrower, ECCU or MPIC; or

(c)           the amount on deposit in the Reserve Account as of the close of business on any Settlement Date shall be less than the Required Reserve Amount; or

(d)           The occurrence of any Servicer Termination Event pursuant to clauses (o) or (q) of the definition thereof.

“ECCU” is defined in the preamble.

“ECCU Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of the date hereof, among the Borrower, as purchaser, and ECCU, as seller.

“Eligible Mortgage Loan” means a Mortgage Loan:

(i)           which was originated by a Seller in its ordinary course of business and in accordance with the Underwriting Policy and is serviced by the Servicer in accordance with the Credit and Collection Policy;

(ii)           which was originated in the United States of America to a Mortgagor domiciled in the United States and is payable in United States Dollars;

(iii)           was purchased from a Seller by the Borrower in its ordinary course of business in accordance with the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable, for a purchase price equal to at least 100% of the Outstanding Principal Balance of such Mortgage Loan;

(iv)           which (a) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the applicable Seller in the related Mortgaged Property, and (b) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the collateral of the benefits of the security provided thereby, including all the rights of a secured party under the Relevant UCC, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(v)           the Mortgage File for which has been delivered to the Custodian and the Custodian has issued a receipt therefor to the Agent;

(vi)           which, together with the Mortgage, the Mortgage Note and all Related Security related thereto, complied on the date of its origination and now complies in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder;

(vii)          which arises under a Mortgage Note and is secured by a Mortgage and any other Related Security which, together with such Mortgage Loan, (a) is duly authorized on the part of the related Mortgagor, (b) is in full force and effect and constitutes the legal, valid and binding obligation of the related Mortgagor, enforceable against such Mortgagor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (c) as to which the Mortgage Note is evidenced by no more than one original executed copy;

(viii)         on and after the related Purchase Date, except for Limited Loan Modifications, Standard Loan Modifications and otherwise in accordance with the Credit and Collection Policy, (1) the maturity date of which has not been extended, (2) the interest rate, margin (if applicable) and payment frequency of which have not been modified and (3) no other material terms of which have been waived or modified;

(ix)           the related Mortgagor is an evangelical church or other religious organization that has been in operation for at least three years, and is not an Affiliate of the Borrower, the Servicer or a Seller;

(x)            is a fully drawn, permanent whole mortgage loan or mortgage loan participation, with no obligation for future advances and, as of the related Purchase Date, is not a construction loan;

(xi)           such Mortgage Loan is not currently subject to any default, dispute, litigation or counterclaim and is not subject to any defense (including the defense of usury), rescission, reduction or offset;

(xii)           the Borrower has good title to such Mortgage Loan (including the Related Security), free and clear of all Adverse Claims and the representations and warranties with respect to such Mortgage Loan in the Agreement are true and correct in all material respects;

(xiii)         which is fully assignable without any requirement to obtain the consent of, or give notice to, the related Mortgagor or any other Person;

(xiv)         as to which the related Mortgagor is not the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

(xv)          which is not a Delinquent Mortgage Loan, a Defaulted Mortgage Loan or a Liquidated Mortgage Loan;

(xvi)         which, except for the interests in favor of the Borrower and the Agent, is free and clear of all Adverse Claims (other than with respect to Participation Mortgage Loans);

(xvii)         the inclusion of which as an Eligible Mortgage Loan hereunder would not cause the weighted average [request for confidential treatment] of all Eligible Mortgage Loans to exceed [request for confidential treatment] per annum;

(xviii)       the LTV of which does not exceed [request for confidential treatment] percent;

(xix)          with respect to such Mortgage Loan, the inclusion of which as an Eligible Mortgage Loan hereunder would not cause the weighted average LTV of all Eligible Mortgage Loans to exceed [request for confidential treatment];

(xx)           the original term to maturity of such Mortgage Loan was less than 361 months;

(xxi)          the internal risk rating of such Mortgage Loan by the applicable Seller or the initial Servicer, as the case may be, is either “excellent” or “satisfactory” as of the later of (1) the date of origination or (2) the date of the most recent regular review;

(xxii)         interest on such Mortgage Loan is payable monthly on a current basis;

(xxiii)        such Mortgage Loan was not selected in a manner adverse to the Borrower and is at the time of conveyance to the Borrower under the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as applicable, of a credit quality equal to or greater than all other mortgage loans then owned by such Seller;

(xxiv)       is an “instrument” or “tangible chattel paper” within the meaning of Section 9-102 or Section 9-109 (or other section of similar content) of the Relevant UCC;

(xxv)        with respect to which the Agent has a duly perfected first priority security interest;

(xxvi)       if the first scheduled payment with respect to such Mortgage Loan has not been made prior to the date such Mortgage Loan is first included in the Net Pool Balance, such first scheduled payment is due within 60 days of the day on which such Mortgage Loan was originated;

(xxvii)      with respect to which the underlying Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as underwritten as security for the related Mortgage Loan and is in good repair as of the related origination date and, to the applicable Seller’s knowledge as of the applicable Purchase Date, with respect to which the underlying Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as underwritten as security for the related Mortgage Loan and is in good repair;

(xxviii)     there are no delinquent taxes, governmental assessments, insurance premiums, ground rents, water charges, sewer rents, assessments, hazard insurance premiums or other outstanding charges affecting the Mortgaged Property relating to such Mortgage Loan;

(xxx)         is insured by a Title Insurance Policy in the minimum amount equal to the original principal balance of such Mortgage Loan;

(xxxi)        the Mortgaged Property is insured by an Insurance Policy covering standard fire and traditional perils and provides for standard coverage against loss or damage (including without limitation, coverage against loss or damage sustained by reason of fire, terrorism or smoke);

(xxxii)       all Improvements which were considered in determining the Appraised Value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property and comply with applicable zoning laws and set-back ordinances;

(xxxiii)      if (i) the original principal balance of such Mortgage Loan was in excess of [request for confidential treatment], or (ii) the original principal balance of such Mortgage Loan is less than [request for confidential treatment], and greater than [request for confidential treatment], and the LTV is greater than [request for confidential treatment], a Mortgage Appraisal has been performed on such Mortgaged Property;  provided, however (i) if the [request for confidential treatment] is amended such that ECCU is required to obtain an appraisal for Mortgage Loans with an initial principal balance less than [request for confidential treatment], then a Mortgage Appraisal is required for any such Mortgage Loan with an original principal balance equal to or in excess of the amount set forth in such amended [request for confidential treatment] or (ii) if the [request for confidential treatment] is no longer in effect, then a Mortgage Appraisal is required for any such Mortgage Loan with an original principal balance equal to or in excess of [request for confidential treatment];

(xxxiv)     if such Mortgage Loan is a Participation Mortgage Loan, (i) the original master mortgage loan documents are in the possession of the Custodian, (ii) the related Participation Agreement or loan documents provide that the Borrower, as assignee of the applicable Seller, act as administrative and collateral agent and lead lender and Borrower controls the enforcement and foreclosure of the related Mortgage Loan;

(xxxv)      as to which [request for confidential treatment] has not passed since such Mortgage Loan was initially included within the pool of Eligible Mortgage Loans;

(xxxvi)      with respect to which the [request for confidential treatment] does not exceed [request for confidential treatment] as of the related origination date, and;

(xxxvii)     as to which the related Mortgagor occupied a substantial portion of the related Mortgaged Property at the time such Mortgage Loan was originated.

“Eligible Pool Balance” means on any date of determination, the aggregate Outstanding Principal Balance of all Eligible Mortgage Loans on such date (which expressly do not include Repurchased Mortgage Loans or Deleted Mortgage Loans).

“Environmental Laws” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.;  the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq.; the Oil Pollution Liability and Compensation Act of 1990, as amended, 33 U.S.C.A. Sections 2701-2719, 2737, 2751-2753 and 46 U.S.C.A. Section 3703W; and/or any regulations promulgated pursuant thereto or pursuant to any laws and other governmental requirements governing Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means, with respect to any Ministry Party, any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which such Ministry Party is a member, or (ii) solely for the purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which such Ministry Party is a member.

“Eurodollar Rate” means, for any Settlement Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate            =                                LIBOR
1.00 - Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Settlement Period.

“Eurodollar Unavailability Condition” has the meaning set forth in Section 1.11.

“Event of Bankruptcy” means, for any Person:

(i)           that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(ii)           a proceeding shall have been instituted and remains unstayed or undismissed for a period of 60 days in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or for the winding-up or liquidation of its affairs; or

(iii)           the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or any general assignment for the benefit of creditors; or

(iv)           such Person shall take any corporate or limited liability company action in furtherance of any of the actions set forth in the preceding clause (i), (ii) or (iii).

“Event of Default” means the occurrence of any one or more of the following events or conditions:

(a)           The Borrower shall fail to remit or fail to cause to be remitted to the Agent, Lender, to the Collection Account or to the Reserve Account on any day any amount required to be remitted to the Agent, Lender, the Collection Account or the Reserve Account by the Borrower on such day pursuant to any Transaction Document and any such failure shall remain unremedied for two Business Days or more after the discovery by Borrower; or

(b)           Any representation, warranty, certification or statement made by the Borrower under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower pursuant to any Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such representation, warranty, certification, statement, information or report continues to be untrue for a period of 30 days or more after the discovery by the Borrower; or

(c)           The Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof has been given to the Borrower by the Agent or the Lender; or

(d)           This Agreement shall for any reason (other than pursuant to the express terms hereof) cease to create with respect to the Collateral, or the interest of the Agent, for the benefit of the Secured Parties, with respect to such Collateral shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

(e)           An Event of Bankruptcy shall occur with respect to the Borrower; or

(f)           a Change in Control shall occur with respect to the Borrower or the Servicer; or

(g)           a Borrowing Base Deficit occurs and continues for more than two consecutive Business Days; or

(h)           the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Borrower or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within ten Business Days after Borrower receives notice of the existence of such lien; or

(i)           (i)  any material provision of any Transaction Document to which the Borrower is a party, or any ownership or security interest granted or created thereunder (in favor of the Borrower or of the Agent for the benefit of the Secured Parties), shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

(j)           the Borrower becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

(k)           the entry of one or more final judgments, orders or decrees against the Borrower for the payment of money in excess of $1,000,000, individually or in the aggregate and the continuance in effect thereof for more than sixty (60) consecutive days without a stay of execution; or

(l)           The occurrence of a Seller Event of Default; or

(m)           The occurrence of a Servicer Termination Event pursuant to clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (p), (r) or (s); or

(n)           A Material Adverse Effect occurs with respect to the Borrower that materially and adversely affects the collectibility of the Mortgage Loans; or

(o)           the Net Spread Ratio falls below 0% for any Calculation Period; or

(p)           A Hedge Deficit or Hedge Surplus in excess of 10% shall exist and not be cured within 5 Business Days; or

(q)           The Borrower fails to make any required deposit to the Reserve Account within 3 Business Days after receiving notice thereof.

“Excess Concentration Amount” means, without duplication, as of any date of calculation, the aggregate Outstanding Principal Balances of all Eligible Mortgage Loans that exceed any one or more of the Concentration Limits.

“Excess Spread”  means, for any Settlement Period, the positive difference, if any, between (i) the total interest and fees (including, without limitation, Late Fees) received by the Borrower or Servicer in respect of the Mortgage Loans during such Settlement Period(s), less (ii) the sum of (a) the Servicing Fee, (b) the Back-Up Servicing Fee, (c) the Custodian Fee, (d) accrued and unpaid Interest, (e) the Non-Usage Fee (f) any costs or expenses payable by Borrower to a Hedge Counterparty under a Hedge Agreement (including, without limitation, Hedge Breakage Costs in connection with the early termination of a Hedge Agreement), and (g) any other costs, fees, expenses or liabilities due to the Agent or Lender from the Borrower during such Settlement Period.

“Excluded Taxes” has the meaning set forth in Section 1.7.

“Facility Termination Date” means the earliest to occur of (a) the termination or expiration date under the Liquidity Agreement, (b) the declaration of the “Facility Termination Date” or occurrence thereof without any such declaration pursuant to Section 4.1, (c) the occurrence of an Early Amortization Event or (d) the Scheduled Facility Termination Date.

“Federal Funds Rate” means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”.  If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such day under the caption “Federal Funds Effective Rate”.  If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fees” has the meaning set forth in Section 1.5.

“Fee Agreement” has the meaning set forth in Section 1.5.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements or pronouncements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” shall mean, but is not limited to, any substance, chemical, material or waste (a) the presence of which causes a nuisance or trespass of any kind; (b) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (c) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any Environmental Law.

“Hedge Agreement” means, each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 1.14, which agreement shall be in a form published by the International Swaps and Derivatives Association, Inc., together with a “Hedge Schedule” thereto in such form as the Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedge Breakage Costs” means, for any Hedge Transaction, any amount payable under the Hedge Agreement by the Borrower for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Collateral” means each Hedge Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with the respective Hedge Agreement and related Hedge Transaction(s).

“Hedge Counterparty” means Bank of Montreal or any other Person who meets the following requirements: (a) such Person has been approved in writing by the Agent (which approval shall not be unreasonably withheld); (b) such Person has a short-term unsecured debt rating of not less than A-1 by Standard & Poor’s and not less than “P-1” by Moody’s (“Short-Term Rating Requirement”) or such other short-term rating as has been approved by the Agent in writing in its sole discretion; and (c) such Person has, pursuant to the applicable Hedge Agreement, (i) consented to the assignment of the Borrower’s rights under such Hedge Agreement to the Agent (for the benefit of the

Secured Parties) and (ii) agreed that in the event that Moody’s or Standard & Poor’s reduces its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (at the expense of the Hedge Counterparty whose rating is so reduced) either (1) transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clauses (a), (b) and (c) hereof or (2) provide cash collateral or another form of credit enhancement as the Agent may reasonably request.

“Hedge Deficit” means, as of any date, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate amount, if any, by which the Loan Balance exceeds the aggregate of the Hedge Notional Amounts for all Hedge Transactions and (ii) the denominator of which is the Loan Balance, in each case as of such date.

“Hedge Notional Amount” means, as of any day and with respect to each individual Hedge Transaction, the notional amount in effect on such day under such Hedge Transaction entered into pursuant to Section 1.14(a).

“Hedge Rate” means, (i) with respect to any interest rate swap, the fixed interest rate payable by the Borrower specified in the related Hedge Agreement, and (ii) with respect to any LIBOR Cap, the strike rate of such LIBOR Cap.

“Hedge Spreadsheet” means, with respect to each “Hedge Schedule” attached to a Hedge Agreement, a Microsoft Excel spreadsheet provided to the Borrower by the Agent to be used to calculate such “Hedge Schedule”, the form and assumptions of which can be modified by the Agent in its reasonable discretion.

“Hedge Surplus” means, as of any date, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate amount, if any, by which the aggregate of the Hedge Notional Amounts exceeds the Loan Balance and (ii) the denominator of which is the Loan Balance, in each case as of such date.

“Hedge Transaction” means, each interest rate swap or LIBOR Cap transaction between the Borrower and a Hedge Counterparty which is entered into pursuant to Section 1.14(a) and is governed by a Hedge Agreement.

 “Hedged Excess Spread Rate” means, as of any Borrowing Date and with respect to those Mortgage Loans being added to the Mortgage Loan Pool on such date, the percentage equal to (a) (i) the Weighted Average Interest Rate for such Mortgage Loans minus (ii) 1.00%, minus (b) the product of: (i) the sum of (x) the Hedge Rate for the related Hedge Transaction, plus (y) the Spread plus (z) the CP Rate to LIBOR Spread, times (ii) 75.00%.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (iii) any items of personal property.

“Indemnified Amount” has the meaning set forth in Section 5.1.

“Indemnified Party” has the meaning set forth in Section 5.1.

“Independent Manager” means an individual approved in writing by the Agent who was not, at the time of such appointment or at any time in the preceding five years:  (i) a director, officer, or employee of any Affiliate of the Borrower (other than any limited purpose or special purpose corporation or limited liability company similar to the Borrower); (ii) a person related to any officer or director of any Affiliate of the Borrower (other than any limited purpose or special purpose corporation or limited liability company similar to the Borrower); (iii) a direct or indirect holder of 5% or more of the any securities or other equity interest of or in any Affiliate of the Borrower; (iv) a person related to a direct or indirect holder of 5% or more of the any securities or other equity interest of or in any Affiliate of the Borrower; (v) a material creditor, material supplier, employee, officer, director, family member, manager or contractor of the Borrower or any of its Affiliates; or (vi) a person who controls the Borrower or its Affiliates or any material creditor, material supplier, employee, officer, director, manager, or material contractor of the Borrower or any of its Affiliates.

“Insurance Policy” means, with respect to any Mortgage Loan, any standard fire or traditional perils insurance policy providing standard coverage against loss or damage (including without limitation, coverage against loss or damage sustained by reason of fire, terrorism or smoke), mortgage insurance policy or flood insurance policy, as determined necessary by Servicer in its reasonable discretion in accordance with the Credit and Collection Policy and as required under the respective Mortgage Loan documents.

“Insurance Proceeds” means amounts paid by the related insurer under any Insurance Policy or Title Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

“Intercreditor Agreement” means an Intercreditor Agreement relating to the Master Lockbox Account, in form and substance satisfactory to the Agent in its sole discretion, between the Agent, the Master Lockbox Bank, the Borrower, the Servicer, and all Persons with any interest in any amounts deposited in the Master Lockbox Account and permitted under the Agreement and the Intercreditor Agreement.

“Interest” For each Settlement Period and each Loan outstanding during such Settlement Period, the sum of the products (for each day during such Settlement Period) of:

IR x P x   1
                D

where:

  IR         =          the interest rate applicable on such day, determined as follows:

(i)           at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Notes, during each Settlement Period, at a rate per annum equal to the CP Rate applicable to such Settlement Period;

(ii)           at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Settlement Period pursuant to the Liquidity Agreement, at a rate per annum equal to the Alternate Rate applicable to such Settlement Period;

(iii)           notwithstanding the provisions of the preceding clauses (i) and (ii), in the event that an Event of Default has occurred and is continuing, at a rate per annum (the “Default Rate”) equal to the Base Rate applicable to such Settlement Period (but not less than the interest rate in effect for such Loan as at the date of such Event of Default).

  P          =          the principal amount of such Loan on such day; and

  D         =          360 or, to the extent the IR is based on the Base Rate, 365 or 366 days, as applicable.

provided that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by applicable law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Late Fees” means payments by the Obligors with respect to the Mortgage Loans that represent payments of late charges, fees or penalties and charges for returned checks.

“Lender” has the meaning set forth in the preamble to the Agreement.

“Level 1 Trigger Event” means the occurrence of any of the following events:  (a) the average of the Delinquency Ratios for any three (3) consecutive Settlement Dates shall exceed 7.5%; or (b) the average of the Default Ratios for any three (3) consecutive Settlement Dates shall exceed 5.00%.

“LIBOR” with respect to any Settlement Period therefor, the rate appearing on Page 3750 of the Bridge Telerate Capital Markets Report (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Settlement Period, as the rate for Dollar deposits for a period comparable to such Settlement Period.

“LIBOR Cap” means an interest rate cap that meets the requirements set forth in Section 1.14(c).

“LIBOR Cap Premium” has the meaning given to such term in Section 1.14(c).

“Limited Loan Modifications” means, with respect to a Mortgage Loan, either (i) the Servicer’s reduction of the monthly periodic payment amount to an interest-only payment for a time period not to exceed 6 months and (ii) the Servicer’s reduction of the monthly periodic payment amount to an amount that is less than an interest-only payment for a time period not to exceed 6 months, provided the Loan-to-Value Ratio of the related Mortgage Loan immediately following such release is no more than 75.00%; provided, further, only one Limited Loan Modification is permitted for any Eligible Mortgage Loan and each Limited Loan Modification shall be in accordance with the Credit and Collection Policy.

“Liquidated Mortgage Loan” means a Defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with such liquidation.

“Liquidation Proceeds” means cash received in connection with the liquidation of a Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

“Liquidity Agent” means BMO in its capacity as Liquidity Agent pursuant to the Liquidity Agreement.

“Liquidity Agreement” means that certain Liquidity Asset Purchase Agreement dated as of October 30, 2007 entered into among BMO, as Liquidity Agent, the Liquidity Bank, the Agent and the Lender, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Liquidity Bank” means the Bank of Montreal, in its capacity as a purchaser under the Liquidity Agreement, together with any other bank or financial institution that becomes a purchaser under the Liquidity Agreement.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower, dated as of October 30, 2007, as amended, supplemented or otherwise modified from time to time.

“Loan” has the meaning set forth in Section 1.1.

“Loan Balance” means the aggregate principal amount of the Loans made to the Borrower by the Lender pursuant to this Agreement, reduced from time to time by amounts distributed and applied on account of such Loan Balance pursuant to Section 1.4; provided, that if such Loan Balance shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Loan Balance shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Loan Limit” means $150,000,000 (excluding accrued Interest), as such amount may be increased upon the written request of the Borrower and the written approval of the Agent and the Rating Agencies rating the Notes and the Loans.

“Loan-to-Value Ratio” or “LTV” means, with respect to any Mortgage Loan, the Outstanding Principal Balance of such Mortgage Loan at origination, divided by the related Appraised Value.

“Master Lockbox Account” means a lockbox account held by the Master Lockbox Bank in the name of Servicer, into which all ACH Credits and other electronic payments on the Mortgage Loans at all times subsequent to the Custodial Period shall be deposited in accordance with the terms of the Agreement and which shall be subject to an Account Control Agreement.

“Master Lockbox Bank” means U.S. Bank National Association, or such other depository institution selected by the Servicer and consented to by the Agent in its reasonable discretion.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)           the assets, operations, business or financial condition of Borrower, ECCU, or MPIC,

(b)           the ability of Borrower, ECCU, or MPIC to perform its material obligations under this Agreement or any other Transaction Document to which it is a party.

(c)           the validity or enforceability of any material provision of any Transaction Document, or the validity, enforceability or collectibility of all or a significant portion of the Mortgage Loans, or

(d)           the status, perfection, enforceability or priority of the Agent’s or the Borrower’s interest in all or a significant portion of the Collateral.

“Minimum Borrower Equity” means an amount equal to the lesser of (i) $20,000,000 or (ii) the Net Pool Balance.

“Ministry Parties” means the Borrower and MPIC.

“Monthly Back-Up Servicing Data” has the meaning given to such term in Section 6.13(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the mortgage, deed of trust or other instrument creating a lien on an estate in fee simple interest in real property securing a Mortgage Loan.

“Mortgage Appraisal” means an appraisal of any Mortgaged Property prepared by a state certified independent appraiser who is not an affiliate of a Seller and such appraisal has been approved by such Seller’s credit review committee or credit manager and such appraisal is in compliance with NCUA Rules and Regulations 12 FCR 722, the Uniform Standards of Professional Appraisal Practice, and NCUA Letter No. 03-CU-17/Independent Appraisal and Evaluation Functions for Real Estate-Related Transactions, as amended or modified from time to time.

“Mortgage File” has the meaning set forth in Section 2.05 of the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, respectively, as those instruments or documents relating to the Eligible Mortgage Loans required to be delivered to the Custodian.

“Mortgage Loan Pool” means, at any time, all of the then outstanding Mortgage Loans that are owned by the Borrower and in which a security interest has been granted, or has been purported to have been granted, to the Agent pursuant to this Agreement.

“Mortgage Loans” means, as of any date, those mortgage loans that have been transferred and assigned to the Borrower pursuant to the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement (which may be whole loans or Participation Mortgage Loans), together with the documents required to be included in the related Mortgage Files, and excluding Mortgage Loans that have been reconveyed to a Seller on or prior to such date in accordance with the terms of the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, respectively.  Any Mortgage Loan that was intended to be transferred to the Borrower pursuant to the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, respectively, as indicated by the applicable Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of a representation or warranty with respect thereto, shall continue to be a Mortgage Loan hereunder until the Repurchase Amount with respect thereto has been paid to the Borrower.  The Mortgage Loans shall be identified on the related Mortgage Loan Schedule; provided, that notwithstanding the failure to list a Mortgage Loan on a Mortgage Loan Schedule such Mortgage Loan shall nonetheless be deemed a Mortgage Loan hereunder for any and all purposes.

“Mortgage Loan Schedule” means, as of any date, the schedule of mortgage loans set forth as Schedule II hereto (which Schedule may be in the form of microfiche or in electronic format, including disk, electronic file, CD-ROM or other manner acceptable to the Borrower) identifying the Mortgage Loans (as amended from time to time in accordance with the terms hereof), which schedule shall set forth for each Mortgage Loan:

(i)           the loan number of such Mortgage Loan;

(ii)           the name of the related Mortgagor and the street address of the related Mortgaged Property, including the zip code;

(iii)           the maturity date of such Mortgage Loan;

(iv)           the original principal balance of such Mortgage Loan;

(v)           the first payment date of the related Mortgage Loan;

(vi)           the scheduled payment for such Mortgage Loan in effect as of the date of origination; and

(vii)           the Mortgage Rate for such Mortgage Loan in effect as of the date of origination.

The Mortgage Loan Schedule may be amended from time to time to reflect the purchase of additional Mortgage Loans by the Borrower from Sellers, the repurchase by Sellers, the substitution by Sellers with a Qualifying Substitute Mortgage Loan or the purchase, sale or distribution by the Borrower of any Mortgage Loan, in each case in accordance with the terms of the Transaction Documents.

“Mortgage Note” means, with respect to a Mortgage Loan, the original executed note or other evidence of indebtedness evidencing the indebtedness of the related Mortgagor under the related Mortgage Loan.

“Mortgage Rate” means, with respect to a Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time.

“Mortgaged Property” means the underlying property, including real property and improvements thereon, securing a Mortgage Loan.

“Mortgagor” means the obligor or obligors under a Mortgage Note (including, without limitation, any guarantor with respect to obligations under such Mortgage Note).

“Mortgagor Debt Service Ratio” means, with respect to any Mortgage Loan, a ratio (expressed as a percentage) of (i) the aggregate amount of the related Mortgagor’s principal and interest payment obligations with respect to all of its indebtedness, divided by, (ii) the aggregate qualifying revenue received by such Mortgagor, as determined at the time of such Mortgage Loan’s origination for the immediately preceding fiscal year of such Mortgagor or an interim period, as permitted under the Credit and Collection Policy.

“MPIC” means Ministry Partners Investment Corporation, a California corporation.

“MPIC Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of the date hereof, among the Borrower, as purchaser, and MPIC, as seller.

“MPIC Term Securitization Sub” means any MPIC Subidiary that is a special purpose entity created in connection with any term securitization of mortgage loans.

“Multiemployer Plan” means, with respect to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

“Net Spread Ratio” means with respect to any Calculation Period (i) the sum of the Excess Spread for such Calculation Period, divided by (ii) the average Eligible Pool Balance during such Calculation Period, multiplied by (iii) twelve.

“Net Pool Balance” means at any time (a) the Eligible Pool Balance at such time minus (b) the Excess Concentration Amount at such time.

“Non-Usage Fee” has the meaning given to such term in the Fee Agreement.

“Notes” means short-term promissory notes issued or to be issued by the Lender to fund its investments in accounts receivable or other financial assets.

“Obligations” has the meaning given to such term in Section 1.2(c) hereof.

“Obligor” means, with respect to any Mortgage Loan, the Mortgagor under such Mortgage Loans and any guarantor(s) or any other Person obligated to make payments under such Mortgage Loan.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, federal or state regulatory authority, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.

“Outstanding Balance” of any Mortgage Loan at any time means the then Outstanding Principal Balance plus accrued interest thereon.

“Outstanding Principal Balance” means, at any time, the principal balance of the related Mortgage Loan remaining to be paid by the related Mortgagor.  The Outstanding Principal Balance of any Liquidated Mortgage Loan shall be zero.

“Participation Agreement” means an agreement by ECCU or MPIC relating to Participation Mortgage Loans.

“Participation Mortgage Loans” means a Mortgage Loan made by ECCU or MPIC as a syndicated credit facility or other multi-creditor financing arrangement pursuant to which payments on the related Mortgage Note are paid, and losses on the related Mortgage Note are borne, on a pari passu basis as between the lenders/creditors thereunder.

“Participation Payouts” means payments owing to third party lenders/creditors unrelated to Borrower or any Seller under a Participation Mortgage Loan.

“Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which a Ministry Party or any corporation, trade or business that is, along with a Ministry Party, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Representations” means the representations, warranties and covenants set forth on Annex F.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)           obligations of the United States or any agency thereof, provided such obligations are guaranteed as to the timely payment of principal and interest by the full faith and credit of the United States;

(b)           general obligations of or obligations guaranteed by any state of the United States or the District of Columbia that at the time of acquisition thereof are assigned the highest ratings by Standard & Poor’s and Moody’s;

(c)           interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody’s and Standard & Poor’s which has issued a rating for such fund (which, for Standard & Poor’s, shall mean a rating of AAAm or AAAmg), including funds for which the Account Bank or an Affiliate thereof act as advisor thereto;

(d)           commercial paper which at the date of investment has ratings of A-1+ by Standard & Poor’s and P-1 by Moody’s (including, without limitation, commercial paper meeting the foregoing criteria issued by the Lender or the Agent;

(e)           certificates of deposit, demand or time deposits, Federal funds or banker’s acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof (or any U.S. branch or agency of a foreign bank) and subject to supervision and examination by Federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company at the date of investment are then rated P-1 by Moody’s and A-1+ by Standard & Poor’s;

(f)           demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the Federal Deposit Insurance Corporation, provided that the long-term unsecured debt obligations of such bank, trust company, savings bank or other savings institution are rated at the date of investment at least Aa2 by Moody’s and AA- by Standard & Poor’s;

(g)           cash escrows in any depositary institution or trust company referred to in clause (e) or (f) above;

(h)           interests in any open-end or closed-end management type investment company or investment trust (x)(1) registered under the Investment Company Act of 1940, (2) the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and (3) the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, and (y) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes by Moody’s or Standard & Poor’s (as evidenced in writing by Moody’s or Standard & Poor’s); and

(i)           such other investments as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes by Moody’s or Standard & Poor’s (as evidenced in writing by Moody’s or Standard & Poor’s) and are approved by the Agent.

Any Permitted Investment may be purchased by or through the Account Bank or its Affiliates.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means, with respect to any Person, any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program Documents” means the Liquidity Agreement, each Program Support Agreement and the other documents to be executed and delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

“Program Support Agreement” means and includes any program-wide agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Lender, the issuance of one or more surety bonds for which the Lender is obligated to reimburse the applicable Program Support Provider for any draws thereunder, the sale by the Lender to any Program Support Provider of receivables or other financial assets purchased by the Lender or in which the Lender has an interest (or portions thereof) and/or the making of loans and/or other extensions of credit to the Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance or short term loan agreement).

“Program Support Provider” means, any bank or other financial institution which provides credit support to the Lender in connection with its commercial paper and/or secured liquidity note securitization program.

“Purchase Date” shall mean each date on which a Mortgage Loan is sold to Borrower pursuant to Section 2.01(b) of the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as applicable, and pursuant to any Supplemental Conveyance.

“Qualifying Substitute Mortgage Loan” means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as applicable, a Mortgage Loan that, on the date of such substitution, is an Eligible Mortgage Loan.

“Rating Agencies” means Standard & Poor’s, Moody’s and any other nationally recognized statistical rating organization that has been requested by the Agent or the Lender to provide a rating for the Notes.

“Records” shall mean, with respect to any Mortgage Loan, all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, data processing software and related property and rights) relating to such Mortgage Loan and the related Obligors and any other Collateral.

“Recoveries” means, for any Calculation Period and with respect to any Mortgage Loan, all monies collected from whatever source on such Defaulted Mortgage Loan and received by the Servicer during such Calculation Period or from the liquidation of any Related Security, including but not limited to scheduled payments, payments on any guarantees supporting such Mortgage Loan, Liquidation Proceeds and Insurance Proceeds, minus (ii) any amounts required by law to be remitted to the Mortgagor; provided, however, that the Recoveries with respect to any Mortgage Loan shall in no event be less than zero.

“Related Security” shall mean, with respect to any Mortgage Loan, all of Sellers’ interest in and to:

(i)  all Improvements and property that secure each Mortgage Loan, including without limitation all property that becomes a REO Property,

(ii) all guaranties, letters of credit, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of each such Mortgage Loan, whether pursuant to a document contained in the Mortgage File related to such Mortgage Loan or otherwise,

(iii) all Insurance Policies and Title Insurance Policies that relate to each such Mortgage Loan, the related Mortgagor or the related Mortgaged Property

(iv) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Mortgage Loan related thereto, together with all financing statements naming Mortgagor, as debtor, and security agreements describing any collateral securing such Mortgage;

(v)  all proceeds of the foregoing.

“Relevant UCC” means the Uniform Commercial Code as in effect from time to time in all applicable jurisdictions.

“REO Property” means any Property acquired in the name of the Borrower through foreclosure, deed-in-lieu of foreclosure or otherwise with respect to a Mortgage Loan, which Mortgage Loan was owned by the Borrower at the time of such foreclosure, deed-in-lieu of foreclosure or otherwise.

“Repurchase Amount” shall mean, with respect to any Repurchased Mortgage Loan, as of the date of such repurchase, an amount equal to the Outstanding Balance of such Mortgage Loan as of the date of such repurchase.

“Repurchased Mortgage Loan” shall mean, at any time, a Mortgage Loan as to which payment of the Repurchase Amount has previously been made by a Seller pursuant to the ECCU Mortgage Loan Purchase Agreement or MPIC Mortgage Loan Purchase Agreement, as applicable.

“Required Reserve Amount” means, at any time, an amount equal to the sum of:

(a)  at any time during the continuance of a Level 1 Trigger Event, an amount equal to 5.0% of the Net Pool Balance at such time, plus

(b)  an amount equal to the Aggregate LIBOR Cap Premiums as of the most recent determination date.

“Reserve Account” means a segregated trust account to be established and maintained at the Reserve Account Bank, which will be (i) identified as the “Ministry Partners/Fairway Reserve Account”, (ii) pledged to the Agent, for the benefit of the Secured Parties, pursuant to Section 1.2(d) and (iii) governed by the Reserve Account Agreement.

“Reserve Account Agreement” means that certain Reserve Account Agreement, among the Borrower, the Agent and the Account Bank, in form and substance reasonably satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.

“Reserve Account Bank” means U.S. Bank National Association in its role as reserve account bank pursuant to the Reserve Account Agreement.

“Responsible Officer” of any Person means the President, Chief Financial Officer, Treasurer, Secretary, any Vice President or any other officer of such Person who is involved with the administration of the transactions contemplated by the Transaction Documents.

“Scheduled Facility Termination Date” means the date that is three years from the Closing Date.

“Secured Parties” means the Lender, the Affected Parties, the Indemnified Parties, the Hedge Counterparty and the Agent.

“Securitization Parties” means the Lender, the Agent, and their respective successors, permitted transferees and permitted assigns.

“Securities Act” shall mean the Securities Act of 1933.

“Seller” means ECCU or MPIC.

“Seller Event of Default” means the occurrence of any one or more of the following events or conditions:

(a)           Any representation, warranty, certification or statement made by any Seller (in such capacity) under or in connection with any Transaction Document or any information or report delivered by any Seller (in such capacity) pursuant to any Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such representation, warranty, certification, statement, information or report continues to be untrue for a period of 30 days or more after the discovery by such Seller; or

(b)           Any Seller (in such capacity) shall fail to perform or observe in any material respect any term, covenant or agreement contained in any Transaction Document to which such Seller is a party and any such failure shall remain unremedied for thirty (30) days after written notice thereof has been given to such Seller by the Agent or the Lender; or

(c)           Any Seller or any Affiliate of a Seller shall fail to pay all or any portion of any indebtedness equal to or greater than $1,000,000, when due and such failure shall continue beyond any applicable grace period or any Seller or any Affiliate of a Seller shall otherwise default under any agreement or instrument evidencing debt of at least $1,000,000 and such default shall continue beyond any applicable grace period; or

(d)           An Event of Bankruptcy shall occur with respect to any Seller; or

(e)           a Change in Control occurs with respect to any Seller; or

(f)            any material provision of any Transaction Document to which any Seller is a party, or any ownership or security interest granted or created thereunder (in favor of the Borrower or of the Agent for the benefit of the Secured Parties), shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of such Seller; or (ii) any Seller shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

(g)           the entry of one or more final judgments, orders or decrees against a Seller for the payment of money in excess of $3,000,000, individually or in the aggregate and the continuance in effect thereof for more than sixty (60) consecutive days without a stay of execution; or

(h)           A Material Adverse Effect occurs with respect to any Seller that materially and adversely affects the collectibility of the Mortgage Loans;

(i)           MPIC’s Tangible Capital is less than the sum of (i) $20,000,000 plus (ii) seventy-five (75%) percent of the proceeds of any equity offering after the Closing Date; or

(j)           Failure by MPIC to maintain availability on its Working Capital Credit Facilities plus cash and cash equivalents in an aggregate amount of at least $10,000,000.

“Servicer” means either the Servicer or any sub-servicer which may be appointed from time to time.

“Servicer Advance” means, with respect to a Mortgage Loan on any Settlement Date, (i) an advance of interest on such Mortgage Loan that was due on a Due Date in the related Calculation Period and not received as of the close of business on such Due Date and (ii) an advance of accrued interest for the related Calculation Period on a Mortgage Loan that pays interest less frequently than once per month and as to which no Due Date occurred during such Calculation Period, but only to the extent such amounts are expected, in the Servicer’s reasonable judgment, to be recoverable from Collections in respect of such Mortgage Loan.

“Servicer Advance Date” means the date prior to the related Settlement Date on which a Servicer Advance is made.

“Servicer Termination Event” means the occurrence of one or more of the following events or conditions:

[request for confidential treatment]

 “Servicer Report” means a report, in substantially the form of Annex B to this Agreement, furnished by the Servicer to the Agent pursuant to this Agreement.

“Servicer Report Verification Certificate” means a report, in substantially the form of Annex H to this Agreement, furnished by the Back-Up Servicer to the Agent pursuant to Section 6.13(b) hereof.

“Servicing Fee” is defined in Section 6.7(b).

“Settlement Date” means (a) prior to the Facility Termination Date or the occurrence and continuation of an Unmatured Event of Default or an Event of Default, the 14th day of each calendar month, or if such day is not a Business Day, the first Business Day immediately following the 14th day of such month, or such other day as the Borrower and the Agent may from time to time mutually agree, and (b) on and after the Facility Termination Date or the occurrence and continuation of an Event of Default or an Unmatured Event of Default, each day selected from time to time by the Agent (it being understood that the Agent may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to clause (a) of this definition.

“Settlement Period” means: (i) initially the period commencing on the date of the initial Loan pursuant to Section 1.2 and ending on the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on the next Settlement Date.

“Solvent” means with respect to any Person at any time, a condition under which:

(i)           the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)           the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)           such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)           such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)           the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)           the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)           the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)           the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Spread” has the meaning set forth in the Fee Agreement.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Standard Loan Modifications” means, with respect to a Mortgage Loan, (i) the change of a Due Date from one date to another within a month (e.g., a change from the 1st of the month to the 15th of the month); (ii) modification of the interest rate type so long as the new interest rate is greater than or equal to the interest rate changed immediately prior to such change, (iii) the partial release of a portion of the Mortgaged Property, provided the Loan-to-Value Ratio of the related Mortgage Loan immediately following such release is no more than 75.00%, or (iv) the re-amortization of a Mortgagor’s monthly payment as a result of a partial prepayment of principal on the related Mortgage Loan, provided the maturity date of such Mortgage Loan is not changed, each in accordance with the Credit and Collection Policy.

“Stated Maturity Date” means, the fifth (5th) anniversary of the Facility Termination Date.

“Subsidiary” means, for any Person, any corporation or other business organization more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more such corporations or organizations owned or controlled, directly or indirectly, by such Person and one or more of its Subsidiaries, and any partnership of which such Person or any such corporation or organization is a general partner.

“Supplemental Conveyance” has the meaning given to such term in the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as applicable.

“Take Out Refinancing” has the meaning given to such term in Section 1.13.

“Tangible Capital” means, with respect to any Person and on any date, the sum of such Person’s (i) Tangible Net Worth as of such date, plus (ii) the outstanding principal balance of any unsecured debentures and debt securities that are subordinate to the Loans and have a maturity date that is greater than two years from such date.

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person after subtracting therefrom the aggregate amount of such Person’s related party receivables and intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

“Termination Fee” means, for any Settlement Period, the amount, if any, by which (i) the additional Interest (calculated without taking into account any Termination Fee) for any shortened duration of such Settlement Period which would have accrued during such Settlement Period on the reductions of the Loan Balance relating to such Settlement Period had such reductions remained as the Loan Balance, exceeds (ii) the income, if any, received by the Lender from the Lender investing the proceeds of such reductions of the Loan Balance, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Title Insurance Policy” means a standard American Land Title Association title insurance policy in the form acceptable to the Borrower and the Agent issued with respect to the related Mortgaged Property and insuring the lien of the related Mortgage, and including without limitation (as applicable) each endorsement relating to the related Mortgaged Property.

“Transaction Documents” means this Agreement, the Fee Agreement, the ECCU Mortgage Loan Purchase Agreement, the MPIC Mortgage Loan Purchase Agreement, the Hedge Agreement(s), the Administration Agreement, the Collection Account Agreement, the Reserve Account Agreement, the Account Control Agreement, the Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Underwriting Policy” means the underwriting and origination policies, guidelines and procedures of the Sellers in substantially the form attached as Exhibit G to the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as applicable, and delivered by the Sellers to Agent and the Purchaser on or before the Closing Date, as the same may be modified and amended from time to time in accordance with the terms of the ECCU Mortgage Loan Purchase Agreement and MPIC Mortgage Loan Purchase Agreement.

“Unmatured Event of Default” means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

 “Weighted Average Interest Rate” means, as of any Borrowing Date and with respect to those Mortgage Loans being added to the Mortgage Loan Pool on such date, the weighted average interest rate of such Mortgage Loans (weighted by the outstanding principal balance and the remaining term to maturity thereof).

“WesCorp Release” means the release by Western Corporate Federal Credit Union of its security interests in the Mortgage Loans being transferred as of such Purchase Date.  Such release shall be in the form attached as Exhibit G to the ECCU Mortgage Loan Purchase Agreement.

“Working Capital Credit Facilities” means all committed credit facilities, the proceeds of which are used solely to provide working capital to MPIC.

Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  Unless the context otherwise requires, “or” means “and/or”, and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

Interpretive Provisions.

Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

References to Agreements, Etc. to Include Amendments and Other Modifications.  Any reference in this Agreement to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time.  Any reference in this Agreement to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action (and any successor thereto) as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder.  Any reference in this Agreement to a Person shall include the permitted successors or assignees of such Person.